ESSEX FUNDING INC.


                   LOAN AND SECURITY AGREEMENT


                    dated as of April 29, 1998


                 THREE RIVERS FUNDING CORPORATION




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                        TABLE OF CONTENTS

                                                             Page

SECTION 1.  DEFINITIONS......................................
     1.1    Defined Terms....................................
     1.2    Accounting and Other Terms.......................

SECTION 2.  TERMS OF THE LOANS...............................
     2.1    The Loans........................................
     2.2    The Note.........................................
     2.3    Initial Loan Request.............................
     2.4    Commitment.......................................
     2.5    Mandatory and Optional Prepayments...............
     2.6    Settlement Date Statements; Interest;
            Fees.............................................
     2.7    Proceeds.........................................
     2.8    Taxes............................................
     2.9    Increased Cost and Reduced Return................

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................
     3.1    Representations and Warranties of
              the Borrower...................................

SECTION 4.  CONDITIONS PRECEDENT.............................
     4.1    Conditions Precedent to the Initial
              Loan...........................................
     4.2    Conditions Precedent to Each Loan................

SECTION 5.  AFFIRMATIVE COVENANTS............................
     5.1    Financial Statements.............................
     5.2    Certificates; Other Information..................
     5.3    Payment of Obligations...........................
     5.4    Conduct of Business and Maintenance
              of Existence...................................
     5.5    Inspection of Properties, Books and
              Records, Discussions ..........................
     5.6    Notices..........................................
     5.7    Delivery of Other Reports........................
     5.8    Servicing Matters................................
     5.9    Further Assurances...............................
     5.10   Separate Corporate Existence.....................
     5.11   Net Worth........................................
     5.12   Collections......................................
     5.13   Enforcement of Sales and Servicing
              Agreement......................................
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SECTION 6.  NEGATIVE COVENANTS...............................
     6.1    Limitation on Debt...............................
     6.2    Limitation on Liens..............................
     6.3    Limitation on Fundamental Changes................
     6.4    Limitation on Sale of Assets.....................
     6.5    Receivables......................................
     6.6    Limitation on Dividends..........................
     6.7    Limitation on Capital Expenditures...............
     6.8    Limitation on Investments, Loans and
              Advances.......................................
     6.9    Transactions with Affiliates.....................
     6.10   Corporate Documents..............................
     6.11   Capital Stock....................................
     6.12   Fiscal Year......................................
     6.13   Limitation on Negative Pledge Clauses............
     6.14   Agreements.......................................
     6.15   Successor Servicer...............................
     6.16   Change in Payment Instructions
              to Obligors....................................
     6.17   Maintenance of Office or Agency;
              Chief Executive Office.........................

SECTION 7.  REMEDIES.........................................

SECTION 8.  GRANT OF SECURITY INTEREST.......................

     8.1    Grant of Security Interest.......................
     8.2    Remedies.........................................
     8.3    Application of Money Collected...................
     8.4    Restoration of Rights and Remedies...............
     8.5    Rights and Remedies Cumulative...................
     8.6    Delay or Omission Not Waiver.....................
     8.7    Waiver of Stay or Extension Laws.................
     8.8    Sale of Collateral...............................
     8.9    Protection of Collateral; Further
              Assurances.....................................
     8.10   Opinions as to Collateral........................

SECTION 9. MISCELLANEOUS.....................................
     9.1    Amendments and Waivers...........................
     9.2    Notices..........................................
     9.3    Survival of Representations and
              Warranties.....................................

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     9.4    Payment of Expenses and Taxes....................
     9.5    Successors and Assigns; Participations...........
     9.6    Termination......................................
     9.7    Counterparts.....................................
     9.8    Severability.....................................
     9.9    Integration......................................
     9.10   GOVERNING LAW....................................
     9.11   SUBMISSION TO JURISDICTION; WAIVERS..............
     9.12   Acknowledgments..................................
     9.13   WAIVER OF JURY TRIAL.............................
     9.14   No Bankruptcy Petition Against Lender............
     9.15   Non-Recourse.....................................
     9.16   No Recourse Against the Borrower's
              Stockholders...................................


EXHIBITS

EXHIBIT A      FORM OF NOTE
EXHIBIT B      FORM OF INITIAL LOAN REQUEST
EXHIBIT C      FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D-1    FORM OF ENFORCEABILITY AND PERFECTION
               OPINION
EXHIBIT D-2    FORM OF TRUE SALE AND NONCONSOLIDATION
               OPINION
EXHIBIT E      FORM OF LOCK-BOX AGREEMENT




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                        LOAN AND SECURITY AGREEMENT


          LOAN AND SECURITY AGREEMENT, dated as of April 29, 1998
(the "Loan Agreement"), between ESSEX FUNDING INC., a Delaware corporation and a wholly-owned subsidiary of Essex Group, Inc.
(the "Borrower"), and THREE RIVERS FUNDING CORPORATION, a
Delaware corporation (the "Lender").


                           WITNESSETH:


          WHEREAS, pursuant to the Sales and Servicing Agreement, the Borrower has agreed to purchase certain Receivables from Essex Group, Inc., a Michigan corporation ("Essex"), Diamond Wire & Cable Co., an Illinois corporation ("Diamond"), and Interstate Industries, Inc., a Mississippi corporation ("Interstate"; and together with Essex and Diamond, the "Originators"), and Essex has agreed to act as Servicer of the Receivables;

          WHEREAS, the Borrower has requested that the Lender make Loans to the Borrower, the proceeds of which shall be used by the Borrower to make payment to the Originators for the Receivables transferred under the Sales and Servicing Agreement and to make payment of fees and expenses hereunder;

          WHEREAS, as collateral security for its obligations under this Loan Agreement, the Borrower shall collaterally assign all of its right, title and interest in and to the Receivables, its rights under the Sales and Servicing Agreement, all of its right, title, interest in and to the Collections and certain other collateral to the Lender pursuant to this Loan Agreement;

          WHEREAS, the Lender intends to fund the Loans by (a) the issuance of Commercial Paper or (b) if the Lender is unable for any reason to issue Commercial Paper, by borrowings under the Liquidity Agreements; and

          WHEREAS, subject to the terms and conditions set forth herein, the Lender is willing to make the Loans to the Borrower.

          NOW, THEREFORE, the parties hereto agree as follows:


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                      SECTION 1. DEFINITIONS

          1.1 Defined Terms. The capitalized terms used herein shall, unless otherwise defined herein, have the following meanings:

          "Account Balance" shall mean, in respect of each Receivable, all amounts shown as owing by the related Obligor on the accounting records of the applicable Originator, and all other amounts which are shown on the most recent Settlement Statement, in respect of which the related Obligor is obligated.

          "Accounting Period" means, with respect to any Settlement Date (and the Determination Date with respect thereto), the calendar month prior to the month in which such Settlement Date occurs.

          "Accumulated Funding Deficiency" means a funding deficiency described in Section 302 of ERISA.

          "Actual Dilutions" means, with respect to any Settlement Date, the aggregate amount of all Dilutions during the full Accounting Period immediately preceding such Settlement
Date.

          "Affected Party" means the Lender and each Person providing liquidity or credit support to the Lender pursuant to a Liquidity Agreement or a Program Support Agreement and each of their respective Affiliates and assigns; provided, however, that, solely for purposes of this definition of "Affected Party", the term "Affiliate" shall include only those Persons set forth in clause (i) of the definition of Affiliate.

          "Affiliate" means, with respect to any specified Person, any other Person (i) which directly or indirectly, controls, or whose directors or officers directly or indirectly control, or which is controlled by, or which is under common control with, such specified Person, (ii) which beneficially owns or holds, or whose directors or officers own or hold, 10% or more of any class of the voting stock (or, in the case of an entity that is not a corporation, 10% of the equity interest) of such specified Person, or (iii) 10% or more of the voting stock (or, in the case of an entity that is not a corporation, 10% of the equity interest) of which is owned or held by such specified Person. The term "control" means the possession, directly or

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indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Authorized Officer" means, with respect to any matter, any officer of or other Person representing the Borrower, an Originator or the Servicer, as the case may be, who is authorized to act for the Borrower, such Originator or the Servicer, as the case may be.

          "Bankruptcy Code" means, the United States Bankruptcy
Code, 11 U.S.C. ss. 101 et seq., as amended.

          "Borrower" means Essex Funding Inc., a Delaware corporation and any successor corporation.

          "Borrower Order" or "Borrower Request" means a written order or request delivered to the Lender and signed in the name of the Borrower by an Authorized Officer.

          "Borrowing Base" means, as of any date, the aggregate Account Balances of all Eligible Receivables, minus (i) the Credit Enhancement Reserve, (ii) the aggregate Excess Concentration, (iii) the Servicer's Compensation Reserve, (iv) the Cost of Funds Reserve, (v) the Cash Discount Reserve, and
(vi) the Competitive Price Accrual.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Fort Wayne, Indiana or Pittsburgh,
Pennsylvania are authorized or obligated by law or executive order to remain closed.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Discount Reserve" means, with respect to any Settlement Date, an amount equal to the sales allowance reserve as shown on the books and records of the Originators with respect to the Contracts as of the last day of the Accounting Period immediately preceding such Settlement Date.


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          "Chief Executive Office" shall mean, with respect to
any Person, the place where such Person is located, within the meaning of Section 9-103(c)(2) of the Uniform Commercial Code as in effect in the jurisdiction whose laws governs the perfection of the Borrower's ownership interest in any Receivable or the Lender's security interest in any Receivable, as the case may be, or any analogous provision thereof

          "Closing Date" means April 30, 1998.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" has the meaning given such term in the
Section 8.1 of this Loan Agreement.

          "Collection Account" means the account or accounts by that name established and maintained by the Lender pursuant to
Section 7 of this Loan Agreement.

          "Collections" means with respect to any Receivable as of any date, (i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments (excluding promissory notes), received by the Borrower, an Originator or the Servicer or in a Lock-Box Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable), including, without limitation, all amounts received on account of such Receivable, and (ii) all amounts deemed to have been received by the Borrower, an Originator or the Servicer as a Collection pursuant to the Sales and Servicing Agreement.

          "Commercial Paper" means the commercial paper notes of the Lender issued in the United States commercial paper market.

          "Commitment" means the obligation of the Lender to make Loans to the Borrower under this Loan Agreement in a maximum principal amount outstanding at any time equal to $150,000,000, as such amount may be reduced in accordance with the provisions of Section 2.4.

          "Commitment Expiration Date" means the earliest of (i)
April 28, 1999, which may be extended from time to time for an additional period or periods commencing on the then scheduled

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Commitment Expiration Date, by written notice of request given by the Borrower to the Lender, specifying the duration of the period of extension requested, at least 120 days before such scheduled Commitment Expiration Date, and by written notice of acceptance (which acceptance may be given or withheld by the Lender in its sole discretion) by the Lender to the Borrower not later than ninety (90) days prior to such scheduled Commitment Expiration Date; provided, that the new scheduled Commitment Expiration Date shall in no event result in a remaining term of the commitment that exceeds 360 days, (ii) the date that the Lender shall give notice of the termination of the Commitment pursuant to Section 7 of this Loan Agreement, and (iii) the first date on which there shall no longer be any Liquidity Agreement or Program Support Agreement (to the extent that liquidity support for the Commercial Paper issued to fund the Loans is being provided by a Program Support Agreement) in effect (as to which the Lender shall promptly notify the Borrower after obtaining notice of such termination); provided, further, that if any Commitment
Expiration Date is not a Business Day it shall occur on the next preceding Business Day.

          "Competitive Price Accrual" means, with respect to any Settlement Date, an amount equal to the competitive price accrual as the same is shown in the books and records of the Originators as of the last day of the Accounting Period immediately preceding such Settlement Date.

          "Concentration Limit" means, with respect to all Eligible Receivables owing from a single Obligor and its Affiliates, 2.5% of the aggregate Account Balances of all Eligible Receivables; provided, however, that with respect to each of Consolidated Electrical Distributors and Graybar Electric and its respective Affiliates, the Concentration Limit means 4% of the aggregate Account Balances of all Eligible Receivables.

          "Contract" means a written or oral contract between an Originator and an Obligor which gives rise to a Receivable arising from the sale by such Originator of goods or services in the ordinary course of such Originator's business; provided, however, that "Contract" shall not include any written or oral contract between an Originator and (i) an Obligor who is not located in the United States, (ii) an Obligor who is located in Puerto Rico, or (iii) an Obligor which is the United States, any state or municipality or any agency or instrumentality or political subdivision thereof.

          "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Cost of Funds" means, with respect to any Settlement Period, an amount, as notified in writing by the Lender to the Borrower on or prior to the related Determination Date, equal to the interest, discount or carrying cost for funding the Loans hereunder during such Settlement Period, either from the issuance of Commercial Paper, the taking of loans, the sale of interests in the Loans made hereunder or otherwise, computed by reference to the weighted average Cost of Funds Rate for such Settlement Period.

          "Cost of Funds Amount" means, with respect to each Settlement Period, the sum of (a) the Cost of Funds for such Settlement Period, plus (b) the product of (1) the Program Fee Rate times the average Outstanding Principal Amount during such Settlement Period times (2) a fraction, the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360, plus (c) the product of (1) the Facility Fee Rate times the average Commitment in effect during such Settlement Period and (2) a fraction, the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360.

          "Cost of Funds Rate" means, with respect to the computation of the Cost of Funds for a Settlement Period, (i) to the extent the funding for the Loans during such Settlement Period is obtained through the issuance of Commercial Paper, the effective yield of such Commercial Paper (including any dealer's discount or fees) during such Settlement Period, (ii) to the extent funding for the Loans during such Settlement Period is obtained through the sale of interests in the Loans pursuant to a Liquidity Agreement, the sum of the LIBOR Rate for such Settlement Period plus .625% per annum, and (iii) to the extent funding for the Loans during such Settlement Period is obtained through the taking of loans or otherwise or pursuant to any Program Support Agreement, the rate provided in the operative documents governing the same during such Settlement Period.

          "Cost of Funds Reserve" means, with respect to a Settlement Date, an amount equal to the product of (i) the

Outstanding Principal Amount on the Determination Date with respect to such Settlement Date multiplied by (A) to the extent that the Loans are funded by Commercial Paper on such Determination Date, the sum of (1) the average effective yield on Commercial Paper for the Settlement Period immediately preceding the Determination Date plus (2) .30% plus (3) the Facility Fee Rate plus (4) the Program Fee Rate, (B) to the extent that the Loans are funded by a "funding institution" under any Liquidity Agreement on such Determination Date, the LIBOR Rate plus .625% per annum, or (C) to the extent that the Loans are funded by a "funding institution" under any Program Support Agreement on such Determination Date, the rate provided therein, in each case during such Settlement Period, (ii) 1.5, and (iii) the Days Sales Outstanding divided by 360.

          "Credit and Collection Policy" means the Originators'
Credit and Collection Policy as set forth on Exhibit B to the Sales and Servicing Agreement, as the same may be amended or modified from time to time.

          "Credit Enhancement Floor" shall mean, with respect to any Settlement Date, the sum of (a) 10.5%, plus (b) the Dilution
Reserve for such Settlement Date.

          "Credit Enhancement Reserve" shall mean, with respect to any Settlement Date the product of (A) the greater of (1) the sum of (x) the greater of (i) the Dilution Reserve as of such Settlement Date and (ii) Actual Dilutions as of such Settlement Date, plus (y) the Credit Loss Reserve as of such Settlement Date and (2) the Credit Enhancement Floor as of such Settlement Date, and (B) the positive result, if any, of (1) the aggregate Account Balances of all Eligible Receivables as of the last day of the full Accounting Period immediately preceding such Settlement Date, minus (2) the sum of (v) the Cost of Funds Reserve as of such Settlement Date, plus (w) the Servicer's Compensation Reserve as of such Settlement Date, plus (x) the Cash Discount Reserve as of such Settlement Date, plus (y) the Excess Concentration as of such Settlement Date, plus (z) the Competitive Price Accrual as of such Settlement Date.

          "Credit Loss Reserve" shall mean, with respect to any Settlement Date, the product, expressed as a percentage, of (i)
1.5, (ii) the Loss Ratio as of such Settlement Date and (iii) the
Loss Horizon Ratio as of such Settlement Date.

          "Cut-Off Date" means with respect to the Receivables acquired by the Borrower with the proceeds of the Loan made on the Closing Date, March 31, 1998.

          "Days Sales Outstanding" shall mean, at any time of determination, the sum of (A) the product of (i) the quotient, expressed as a percentage, the numerator of which is the aggregate Account Balances on the last day of the most recent Accounting Period less the aggregate net sales under the Contracts in such Accounting Period and the denominator of which is the net sales under the Contracts in the prior Accounting Period and (ii) the number of days in the Accounting Period prior to such Accounting Period plus (B) the number of days in such Accounting Period.

          "Debt" means, with respect to a Person on any day, the sum on such day of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, or evidenced by bonds, notes or other similar instruments, (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

          "Default Ratio" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Account Balances of all Eligible Receivables as of the first day of the full Accounting Period immediately preceding such Settlement Date and which became Defaulted Receivables during such Accounting Period and the denominator of which is the aggregate amount of net sales of the Originators under the Contracts during the fifth full Accounting Period immediately preceding such Settlement Date.

          "Defaulted Receivable" shall mean a Receivable (a) the Obligor of which is not entitled to purchase additional merchandise or services from any Originator, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (b) which has become uncollectible or has been written off the books of any Originator by reason of such Obligor's inability to pay, as determined by the Borrower or the Servicer, in either case in accordance with the Credit and

Collection Policy, (c) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor or (d) which remains unpaid for more than 90 days past its due date.

          "Determination Date" means, with respect to any Settlement Date, the second Business Day immediately preceding such Settlement Date.

          "Diamond" means Diamond Wire & Cable Co., an Illinois corporation.

          "Dilution" means a reduction of the Account Balance of an Eligible Receivable given to an Obligor in accordance with the Credit and Collection Policy as a result of a Dilution Factor.

          "Dilution Factor" means, without duplication, credits, cancellations, cash discounts, volume discounts, allowances, disputes, rebates, charge backs, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts) that are given to an Obligor in accordance with the Credit and Collection Policy.

          "Dilution Horizon Ratio" means, as of any Settlement Date, the greater of (i) the ratio of (A) the aggregate amount of net sales of the Originators under the Contracts during the full Accounting Period immediately preceding such Settlement Date divided by (B) the aggregate Account Balances of all Eligible Receivables as of the last day of the full Accounting Period immediately preceding such Settlement Date, and (ii) 1.

          "Dilution Ratio" shall mean, as of any Settlement Date, the quotient, expressed as a percentage, of the aggregate dollar amount of Dilutions recognized by the Originators during the full Accounting Period immediately preceding such Settlement Date (excluding cash discounts and volume discounts) divided by the aggregate amount of net sales of the Originators under the Contracts during the Accounting Period immediately preceding such Settlement Date.

          "Dilution Reserve" shall mean, as of any Settlement Date, the product of (a) the sum of (i) 1.5 times the Expected Dilution Ratio as of such Settlement Date, plus (ii) the product of (x) the positive result, if any, of the Dilution Spike Ratio minus such Expected Dilution Ratio, and (y) a fraction, the numerator of which is such Dilution Spike Ratio as of such

Settlement Date and the denominator of which is such Expected
Dilution Ratio, and (b) the Dilution Horizon Ratio as of such
Settlement Date.

          "Dilution Spike Ratio" shall mean, as of any Settlement
Date, the highest average Dilution Ratio for any two (2) consecutive full Accounting Periods during the period of twelve
(12) full Accounting Periods immediately preceding such Settlement Date.

          "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

          "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

          "Duff" shall mean Duff & Phelps Credit Rating Co.

          "Eligible Receivable" means any Receivable which:


          (a) complies with all applicable laws and other legal requirements, whether Federal, state or local;

          (b) constitutes an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose law governs the perfection of the Borrower's ownership interest and the Lender's security interest in such Receivable;

          (c) (i) was originated by an Originator which is directly or indirectly wholly-owned by Essex International in the ordinary course of such Originator's business in a transaction which complied with the Credit and Collection Policy in all material respects, or (ii) was originated by a business subsequently acquired by or merged into an Originator in a transaction which complied in all material respects with the policies and procedures of such business in effect at the time such Receivable was originated; provided that, in the case of clause (ii), the eligibility of the class of Receivables to which such Receivable belongs is approved in advance in writing by the Lender or the Referral Agent;

          (d) arises from a Contract (the form of which has been approved by the Lender or the Referral Agent) and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract;

          (e) constitutes a legal, valid and binding payment obligation of the related Obligor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

          (f)  provides for payment in Dollars by the related
               Obligor;

          (g)  is payable into a Lock-Box Account;

          (h)  is not a Defaulted Receivable;

          (i) has an Obligor who is entitled to purchase additional merchandise from an Originator under the terms of the Credit and Collection Policy; provided, that a Receivable which has an Obligor who is not entitled to purchase additional merchandise from an Originator because such Obligor has reached the credit limit established by such Originator shall be deemed to satisfy this paragraph (i);

          (j) which was not originated in, or subject to the laws of, any jurisdiction under which the transfer, sale, conveyance and assignment thereof and the Collections therefrom the Originators to the Borrower and the Grant of a security interest and collateral assignment therein by the Borrower to the Lender would be unlawful, void or voidable;

          (k) is owned solely by the Borrower free and clear of all Liens, except for Permitted Liens;

          (l) no rejection or return of the goods or services which give rise to such Receivable has occurred and all goods and services in connection therewith have been performed or delivered to and accepted by the related Obligor without Dispute;

          (m) is not an obligation of the United States, any state or municipality or any agency or instrumentality or political subdivision thereof;

          (n) is not subject to any contractual right of set-off;

          (o) is an obligation representing part or all of the sales price of merchandise or services;

          (p)  has an Obligor who is located in the United
               States;

          (q) has an Obligor who is not an Affiliate of any Originator;

          (r) was acquired by the Borrower from an Originator pursuant to and in accordance with the terms of the Sales and Servicing Agreement;

          (s) the Obligor of which has not been deemed to be ineligible by the Lender, in accordance with the Lender's customary credit policies;

          (t) is payable within 60 days of the billing date if generated by the Magnet Wire Automotive and Communications and Distribution business units and payable within 100 days of the billing date if generated by the Building Wire/Industrial Products business unit, unless otherwise individually approved by the Lender;

          (u) which does not require the consent, authorization or approval of or notice to, the Obligor thereof (except for such consents, authorizations, approvals or notices which have already been obtained) in connection with the conveyance thereof (including, without limitation, any rights to the payments in respect thereof and all security interests, guaranties and property securing or supporting payment thereof) from the Originators to the Borrower and the Grant of a security interest therein by the Borrower to the Lender under this Loan Agreement.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any partnership or other trade or business described in clause (b) above.

          "Essex" shall mean Essex Group, Inc., a Michigan corporation.

          "Essex International" shall mean Essex International
Inc., a Delaware corporation.

          "Event of Bankruptcy" shall mean, for any Person:

          (a) if such Person shall fail generally to, or shall admit in writing its inability to, pay its debts as they become due;

          (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall not be dismissed within thirty (30) days of the institution thereof;

          (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or the making of any general assignment for the benefit of creditors, or, if a corporation or similar entity, the taking of any corporate action in furtherance of any of the foregoing; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or conservator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, shall have been entered against such Person.

          "Event of Termination" means the occurrence of any of the following events, provided that any condition set forth therein, if any, has been satisfied:

          (a) any Originator or the Borrower fails to pay or deposit when due any amount payable under any of the Operative Agreements; provided, however, that in the event that such failure to pay or deposit shall have resulted from the actions or inactions of any third party, no Event of Termination shall result if the Borrower or such Originator, as applicable, remedies such failure within one (1) Business Day after the due date thereof;

          (b) (i) any Originator or the Borrower shall default in the performance of, or breach, any covenant set forth in any Operative Agreement (other than any default or breach referred to in clause (a) above or in clause (ii) below) and any such default or breach shall continue for a period of 30 days after the earlier of (1) the date that any officer of such Originator or the Borrower first acquires knowledge thereof and (2) the date that the Lender or the Referral Agent gives written notice thereof to such Originator or the Borrower, as the case may be;

               (ii) the Borrower shall default in the performance of, or breach, any covenant set forth in Sections 5.6, 6.1, 6.3, 6.10, 6.11, 6.14, or 6.16;

          (c) any representation or warranty of the Borrower or any Originator made in any Operative Agreement or any other writing provided to the Referral Agent or the Lender shall be incorrect in any material respect as of the time when the same shall have been made or deemed made; provided, however, that, in the event that such misrepresentation or breach is capable of being cured within such period, if the Borrower shall cure such misrepresentation or breach to the reasonable satisfaction of the Lender within thirty (30) days of the earlier of (1) the date that any officer of such Originator or the Borrower first acquires knowledge thereof and (2) the date that the Lender or the Referral Agent gives written notice thereof to such Originator or the Borrower, as the case may be, no Event of Termination shall result therefrom;

          (d) an Event of Bankruptcy shall have occurred with respect to the Borrower or any Originator;

          (e) any Originator or the Borrower shall (i) default in any payment of principal of or interest on any Debt (in excess of $5,000,000 with respect to such Originator) beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other material agreement or condition relating to any Debt (in excess of $5,000,000 with respect to such Originator) or contained in any instrument or agreement evidencing, securing or relating thereto the effect of which is to cause (or permit the holder of such Debt to cause) such Debt to be accelerated, unless waived or cured;

          (f) for any reason, the Sales and Servicing
Agreement shall not or shall cease to create in the Borrower a valid and perfected ownership interest in the Receivables, subject to no Liens other than Permitted Liens, or any other Operative Agreement shall cease to be in full force and effect or cease to be the legal, valid, binding and enforceable obligation of any party thereto;

          (g) for any reason, this Loan Agreement shall not or shall cease to create in the Lender a valid and perfected security interest in the Receivables transferred or purported to be transferred to the Borrower, subject to no Liens other than Permitted Liens;

          (h) (i) one or more final and non-appealable judgments or decrees for the payment of money in excess of $5,000,000 in the aggregate shall have been entered against any Originator or any of its subsidiaries (other than the Borrower) and is not paid, bonded or stayed within 30 days after the entry thereof or covered by insurance in full, or (ii) one or more final and non-appealable judgments or decrees for the payment of money in excess of $10,000 in the aggregate shall have been entered against the Borrower and is not paid, bonded or stayed within 5 days after the entry thereof or covered by insurance in full;

          (i) (i) any of the Borrower, any Originator or any ERISA Affiliate thereof shall engage in any Prohibited Transaction, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan which is a Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall be commenced by the PBGC to have a trustee appointed, or a trustee shall be so appointed, to administer or to terminate, any Single Employer Plan, and which Reportable Event, commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (iv) the incurrence of any liability by any Originator, the Borrower or any ERISA Affiliate (other than for taxes owing on any surplus reversion) in connection with the termination of any Single Employer Plan under Title IV of ERISA,
(v) any Originator or the Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan within the meaning of Title IV of ERISA or (vi) any other event or condition shall occur or exist, with respect to a Pension Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is likely to subject any Originator or the Borrower or any ERISA

Affiliate to any tax (other than as provided in clause (iv) above, penalty or other liabilities in relation to the business, operations, property or financial or other condition of any Originator or the Borrower where such event or condition would have a Material Adverse Effect with respect to the Borrower or the Originator, as the case may be;

          (j) any financial statement delivered pursuant to the Operative Agreements and reported on by independent certified public accountants of nationally recognized standing shall contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit;

          (k) the Borrower or any Originator shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (l) the Servicer resigns in violation of the Sales and Servicing Agreement;

          (m) any change in ownership or control of the Borrower, other than any change that results in the Borrower being wholly-owned, either directly or indirectly, by Essex
International;

          (n) the average Default Ratio for any three consecutive
Accounting Periods is greater than 2.5%;

          (o) the occurrence of a Servicer Event of Default;

          (p) any Lock-Box Bank shall (i) fail to maintain the Lock-Box Account as a segregated account, (ii) commingle the funds deposited in the Lock-Box Account with any other funds of the Borrower, the Servicer or any of the Originators, or (iii) fail to deposit any funds from the Lock-Box to the Lock-Box Account within the time periods set forth in the Lock-Box Servicing Agreement and such failure shall not have been cured within fifteen (15) days after the earlier of (1) the date that any officer of the Borrower or the Servicer first acquires knowledge thereof and (2) the date that the Lender or the Referral Agent gives written notice thereof to the Servicer and the Lock-Box Bank;

          (q) after giving effect to any prepayment under Section
2.5 of this Loan Agreement, the Outstanding Principal Amount (as determined on the Determination Date with respect to any Settlement Date) shall exceed the Borrowing Base (as determined on such Determination Date) on such Settlement Date and the immediately succeeding two (2) days; or

          (r) the average Days Sales Outstanding for any three consecutive Accounting Periods is greater than 60.

          "Excess Concentration" means the sum of the aggregate amount by which the Account Balances of all of the Eligible Receivables due from each single Obligor and such Obligor's Affiliates exceeds the Concentration Limit for such Obligor.

          "Excluded Taxes" shall have the meaning set forth in
Section 2.8 of this Loan Agreement.

          "Expected Default Ratio" means, with respect to any Settlement Date, the average of the Default Ratios for the three
(3) consecutive full Accounting Periods immediately preceding such Settlement Date.

          "Expected Dilution Ratio" means, as of any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the sum of the Dilution Ratios for each of the twelve full Accounting Periods immediately preceding such Settlement Date and the denominator of which is 12.

          "Facility Fee" means, with respect to any Settlement Date, the monthly fee payable by the Borrower to the Lender on such Settlement Date computed on the basis of the Facility Fee Rate and the Commitment with respect to the related Settlement Period.

          "Facility Fee Rate" means the rate per annum set forth in a separate letter agreement between the Borrower and the Lender.

          "Financing Statement" means a document duly signed and in proper form under applicable law to perfect the interest of the secured party named therein in the personal property described therein, which is filed with the appropriate filing officials in the jurisdiction in which the Chief Executive Office of an Originator or the Borrower, as applicable, is located.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "Grant" means bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. The Grant of a security interest in the Collateral effected by this Loan Agreement shall include a collateral assignment of all rights, powers, and options (but none of the obligations) of the Borrower with respect thereto, including, without limitation, the immediate and continuing right to claim for, collect, receive, and give receipts for payments in respect of the Receivables and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring judicial proceedings in the name of the Borrower or otherwise, and generally to do and receive anything that the Borrower is or may be entitled to do or receive thereunder or with respect thereto.

          "Independent Director" has the meaning set forth in
Section 5.10 of this Loan Agreement.

          "Initial Loan Request" shall have the meaning set forth in Section 2.3 of this Loan Agreement.

          "Interstate" means Interstate Industries, Inc., a
Mississippi corporation.

          "Lender" means Three Rivers Funding Corporation, a
Delaware corporation, in its capacity as lender under this Loan
Agreement.

          "LIBOR Rate" means, with respect to any date of determination, the rate at which deposits in dollars for a period of thirty (30) days are offered to the Referral Agent in the London Interbank market on such date in an amount approximately equal to the principal amount of the Loan or Loans being funded by a "funding institution" under any Liquidity Agreement.

          "Lien" shall mean, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, preference, right to priority of payment, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security, and the filing of any financing statement in connection with any of the foregoing.

          "Liquidity Agreements" means, collectively, all liquidity agreements, funding agreements, credit agreements, letter of credit agreements, surety agreements, letters of credit and all other agreements providing liquidity or credit support in respect of this Loan Agreement which may be in effect from time to time.

          "Loan" means each of the loans made pursuant to, and as defined in, Section 2.1 of this Loan Agreement.

          "Loan Agreement" means this Loan and Security
Agreement, as the same may be amended or modified from time to time in accordance with the provisions hereof.

          "Lock-Box Account" means each account maintained at the Lock-Box Bank for the purpose of receiving Collections, and with respect to which a Lock-Box Agreement is in effect.

          "Lock-Box Agreement" means each agreement, in substantially the form of Exhibit E, among the Borrower, the Servicer, the Lender and the Lock-Box Bank, which agreement sets forth the rights of the Lender, the Borrower, the Servicer and the Lock-Box Bank with respect to the disposition and application of the Collections received into the Lock-Boxes (as such term is defined in the Sales and Servicing Agreement) and/or the Lock-Box Accounts, including, without limitation, the right of the Lender to direct the Lock-Box Bank to remit all Collections of Receivables directly to the Lender after the occurrence of an Event of Termination.

          "Lock-Box Bank" means Harris Trust and Savings Bank and its successors or assigns under the Lock-Box Agreement, or any other financial institution reasonably acceptable to the Lender acting as a lock-box bank under a Lock-Box Agreement at any time.

          "Loss Horizon" means with respect to any Settlement
Date, the most recently ended four (4) full Accounting Periods.

          "Loss Horizon Ratio" means, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of net sales of the Originators under Contracts during the Loss Horizon with respect to such Settlement Date and the denominator of which is the aggregate Account Balances of all Eligible Receivables as of the last day of the full Accounting Period immediately preceding such Settlement Date.

          "Loss Ratio" shall mean, with respect to any Settlement
Date, the highest Expected Default Ratio for any full Accounting
Period during the period of twelve (12) consecutive full
Accounting Periods immediately preceding such Settlement Date.

          "Material Adverse Effect" shall mean, with respect to any Person, any materially adverse effect upon the business, assets, liabilities, financial condition or results of operation of such Person or upon the ability of such Person to perform its obligations under any of the Operative Agreements to which it is a party.

          "Monthly Servicer Report" means the report to be provided by the Servicer pursuant to Section 4.02 of the Sales and Servicing Agreement.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "Multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Originator or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Note" has the meaning set forth in Section 2.2 of this Loan Agreement.

          "Obligations" has the meaning set forth in Section 8.1 of this Loan Agreement.

          "Obligor" means, with respect to any Receivable, the Person who purchased goods or services under a Contract giving rise to such Receivable and who is obligated to make payments to any Originator on such Contract in respect of such Receivable.

          "Officers' Certificate" means a certificate delivered to the Lender and signed by the President, a Vice President or the Director, Treasury Services, and by another Vice President, the Treasurer, an Assistant Treasurer, the Controller, the Secretary, or an Assistant Secretary of the Borrower, any Originator or the Servicer, as the case may be, who is not the same person as the other officer signing such certificate.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Operative Agreements" means this Loan Agreement, the
Sales and Servicing Agreement and the Lock-Box Agreement.

          "Opinion of Counsel" means a written opinion, which shall be reasonably satisfactory in form and substance to the Lender, of counsel who shall be reasonably satisfactory to the Lender.

          "Originators" means Essex, Diamond and Interstate, collectively, and their respective successors, and "Originator" means any of such Persons.

          "Originator Entity" has the meaning set forth in
Section 5.10 of this Loan Agreement.

          "Other Sellers" shall have the meaning set forth in
Section 2.9(a) of this Agreement.

          "Outstanding Principal Amount" means, with respect to any day, the aggregate principal amount of the Loans outstanding on such day.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Pension Plan" has the meaning set forth in Section
2.10 of the Sales and Servicing Agreement.

          "Permitted Liens" means Liens for (i) taxes, assessments or other governmental charges or levies which (A) are not yet due and payable, (B) which are thereafter payable without penalty, or (C) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside on such Person's books and records, and (ii) the Lien in favor of the Lender arising in connection with this Agreement.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Program Fee" means, with respect to any Settlement Date, the monthly fee payable by the Borrower to the Lender on such Settlement Date computed on the basis of the Program Fee Rate and the Outstanding Principal Amount with respect to the related Settlement Period.

          "Program Fee Rate" means the rate per annum set forth in a separate letter agreement between the Borrower and the Lender.

          "Program Support Agreement" means, collectively, all liquidity agreements, funding agreements, credit agreements, letter of credit agreements, surety agreements, letter of credit and all other agreements which may be in effect from time to time and which provide liquidity or credit support in respect of the Commercial Paper.

          "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in
Section 414(c) of ERISA and any transaction described in Section 4975(c) of the Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

          "Rating Agency" means each of Moody's, S&P and Duff and any other nationally recognized statistical rating organization at any time providing a rating for the Commercial Paper.

          "Receivable" means, with respect to any Contract, all receivables, contract rights, general intangibles, accounts, chattel paper, instruments (including, without limitation, promissory notes), amounts due and to become due to the Originator arising under such Contract (including but not limited to finance charges accrued with respect to such amounts and fees), and all other rights, powers and privileges of the Originator arising thereunder or related thereto and in the merchandise (including returned goods) and contracts relating thereto, assertable against any Person whatsoever, all security interests, guaranties and property securing or supporting payment of such Receivable, all Records relating to such Receivable and all proceeds and products of any of the foregoing.

          "Records" means all documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Obligors.

          "Referral Agent" means Mellon Bank, N.A., together with its successors and assigns.

          "Regulatory Change" has the meaning set forth in
Section 2.9 of this Loan Agreement.

          "Related Person" means any Person (whether or not incorporated) which is under common control with any Originator within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

          "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, a withdrawal from a Pension Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          "Requirement of Law" means as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns.

          "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of the Closing Date between the Borrower and the Originators, as the same may be amended or modified from time to time in accordance with the provisions thereof and with the consent of the Lender.

          "Servicer" means Essex Group, Inc., a Michigan corporation, and any successor thereto acting as the servicer in accordance with the provisions of the Sales and Servicing
Agreement.

          "Servicer Event of Default" has the meaning given such term in the Sales and Servicing Agreement.

          "Servicer's Compensation Reserve" means, as of any Settlement Date, an amount equal to the product of (i) .50%, (ii) the aggregate Account Balances of all Eligible Receivables as of the last day of the full Accounting Period immediately preceding such Settlement Date, and (iii) a fraction, the numerator of which is the product of (a) the Days Sales Outstanding at the close of business as of the last day of such Accounting Period and (b) three, and the denominator of which is 360.

          "Servicing Fee" means, with respect to any Settlement Date, the monthly fee payable to the Servicer on such Settlement Date pursuant to Section 3.04 of the Sales and Servicing Agreement, equal to the product of (i) 0.50%, times (ii) the actual number of days in the full Accounting Period immediately preceding such Settlement Date divided by 360, times (iii) the aggregate Account Balances of all Eligible Receivables as of the last day of the most recently completed Accounting Period.

          "Settlement Date" means the 20th day of each calendar month or, if such day is not a Business Day, the next succeeding
Business Day.

          "Settlement Period" means, with respect to a Settlement Date, the period commencing on the second Determination Date immediately preceding such Settlement Date (or the Closing Date, in the case of the first Settlement Date) and ending on the day preceding the first Determination Date preceding such Settlement Date.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Originator or an ERISA Affiliate thereof and no Person other than the Originator and their ERISA Affiliates or
(b) was so maintained and in respect of which the Originator or any ERISA Affiliate thereof could have liability under Title IV of ERISA in the event such plan has been or were to be terminated.

          "Taxes" has the meaning set forth in Section 2.8 of this Loan Agreement.

          "Trade Name" shall have the meaning set forth in
Section 3.1(w) of this Loan Agreement.

          "Uniform Commercial Code or UCC" means, with respect to a particular jurisdiction, the Uniform Commercial Code, as in effect from time to time in such jurisdiction, or any successor statute thereto.

          "Unmatured Event" means any of the events specified in the definition of Event of Termination, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Upfront Fee" means the fee set forth in a separate letter agreement between the Borrower and the Referral Agent.

          "Year 2000 Problem" shall have the meaning set forth in
Section 5.8 of this Loan Agreement.

          1.2 Accounting and Other Terms. (a) Accounting terms used but not defined herein shall have the respective meanings given to them under GAAP.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement, and section, subsection, schedule and exhibit references are to this Loan Agreement unless otherwise specified.

          (c) Capitalized terms used herein, in this Loan
Agreement and the Note shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. TERMS OF THE LOANS

          2.1 The Loans. Subject to the terms and conditions hereof, the Lender hereby agrees that it will, from time to time prior to the Commitment Expiration Date, make one or more loans (each a "Loan" and, collectively, the "Loans") to the Borrower subject to the immediately succeeding sentence. Notwithstanding anything contained in this Loan Agreement to the contrary, the Lender shall not be obligated to make any Loan in a principal amount which exceeds the positive result, if any, of
(a) the lesser of (i) the Borrowing Base and (ii) the Commitment, less (b) the Outstanding Principal Amount on the proposed date of the making of such Loan. The Lender shall remit the proceeds of each Loan to the Borrower in accordance with the disbursement instructions set forth in the related Loan Request.

          2.2 The Note. The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A hereto (the "Note"). The Note shall be payable to the order of the Lender and shall mature on the Commitment Expiration Date. The Note shall be dated the Closing Date and provide for the payment of principal and interest in accordance with Section
2.6. The Borrower hereby authorizes the Lender to make the appropriate notations on the schedule annexed to the Note for purposes of recording any Loan made thereon and any payments or prepayments made with respect thereto (provided that any failure by the Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under the Note in respect of such Loan). The Borrower agrees that each notation made by the Lender on the schedule annexed to the Note shall be final and conclusive absent demonstrable error. The Outstanding Principal Amount at any time shall constitute the principal amount of the Note at such time.

          2.3 Initial Loan Request. (a) The Borrower shall deliver to the Lender a written request, in substantially the form of Exhibit B (the "Initial Loan Request"), for the Loan to be made by the Lender to the Borrower on the Closing Date, no later than 11:00 A.M., New York City time, at least two Business Days prior to the Closing Date. The Initial Loan Request shall specify (i) the principal amount of the Loan to be made on the Closing Date (which shall be no less than $10,000,000 or such lesser amount which the Lender shall have approved), and (ii) the disbursement instructions for the proceeds of such Loan. The Initial Loan Request submitted by the Borrower shall be an affirmation by the Borrower that (x) the representations and warranties of the Borrower set forth in Section 3 of this Loan Agreement are on the date of such Initial Loan Request, and will be on the Closing Date, true and correct in all material respects as if made on and as of such dates, except to the extent any such representation or warranty relates specifically to an earlier date, and (y) no Unmatured Event or Event of Termination shall have occurred and be continuing on either of such dates. The Initial Loan Request given pursuant hereto shall be irrevocable.

          (b) The Initial Loan Request delivered to the Lender hereunder shall be accompanied by a Borrowing Base Certificate and a Monthly Servicer Report dated of even date therewith, demonstrating compliance with the provisions of Section 2.1 of this Loan Agreement, together with such other information reasonably requested by the Lender.

          (c) Requests for Loans to be made on any Settlement Date subsequent to the Closing Date, if any, shall be made by the Borrower by indicating the amount of such desired Loan and the disbursement instructions for such Loan on the Borrowing Base Certificate delivered on the related Determination Date.

          2.4 Commitment. (a) The Borrower may, upon at least thirty (30) days' prior written notice to the Lender, terminate in whole or permanently reduce in part the unused portion of the Commitment; provided, that (i) such termination shall not be effective unless and until the Outstanding Principal Amount has been reduced to zero and all Cost of Funds Amount and all other fees or amounts due to the Lender hereunder or under any other Operative Agreement have been paid in full, (ii) each partial reduction shall be in the amount of at least $10,000,000 or an integral multiple thereof, and (iii) any partial reduction of the Commitment which would result in the remaining Commitment being less than $25,000,000 shall be deemed to be a termination in whole of the Commitment.

          (b) If any bank or financial institution which is a party to any Liquidity Agreement does not consent to the extension of the expiration date of its commitment under such Liquidity Agreement or its commitment thereunder expires or is terminated for any reason, to the extent such bank or financial institution is not replaced on or prior to such expiration date, then the Commitment shall be reduced by such amount as shall be necessary to cause the Commitment to be equal to the aggregate of all commitments of banks and/or financial institutions under the Liquidity Agreement(s) after giving effect to such termination or expiration. If any Program Support Agreement providing liquidity support for the Commercial Paper being issued to fund the Loans is terminated for any reason, to the extent such Program Support Agreement is not replaced on or prior to such termination, then the Commitment shall be reduced by an amount equal to the share of liquidity support provided thereunder which is allocable to the Loans hereunder.

          2.5 Mandatory and Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, on any Settlement Date, without premium or penalty, upon at least 30 days' irrevocable prior written notice to the Lender in the case of a prepayment in whole or at least three (3) Business Days' irrevocable prior written notice to the Lender in the case of a partial prepayment; provided, that each partial prepayment shall be in the amount of at least $10,000,000 or an integral multiple thereof; provided, further, that the Borrower shall (i) simultaneously pay to the Lender, and indemnify the Lender and hold the Lender harmless from, all costs and expenses incurred by the Lender in connection with such prepayment, and (ii) indemnify the Lender and hold the Lender harmless from any funding loss (in an amount equal to the amount of interest the Lender would have received but for such prepayment less the interest earned on investing such funds) and expense which the Lender may sustain or incur as a consequence of such prepayment. Any such prepayment of the Loans shall be accompanied by, without duplication of the preceding sentence, a payment of all accrued but unpaid interest on the Loans through the date of prepayment, plus all accrued but unpaid fees, expenses and other amounts due to the Lender arising under or in connection with this Loan Agreement and the Note through the date of prepayment.

          (b) If, on the Determination Date relating to any Settlement Date, after giving effect to transfers of Receivables made during the Settlement Period immediately preceding such Settlement Date by the Originator to the Borrower under the Sales and Servicing Agreement, the Outstanding Principal Amount shall exceed the Borrowing Base, the Borrower shall on such Settlement Date make a prepayment in respect of the principal of the Loans in an amount at least equal to such excess, accompanied by a payment of all accrued but unpaid interest on such amount through the date of prepayment.

          (c) If, after giving effect to any reduction of the Commitment pursuant to Section 2.4(b) above, the Outstanding Principal Amount shall exceed the Commitment, the Borrower shall, within three (3) Business Days of its receipt of written notice of the reduction of the Commitment, make a prepayment in respect of the principal of the Loans in an amount equal to the excess of the Outstanding Principal Amount over the Commitment as so reduced, accompanied by a payment of all accrued but unpaid interest on such amount through the date of such prepayment.

          2.6 Settlement Date Statements; Interest; Fees.

          (a) No later than the Determination Date with respect to each Settlement Date, the Borrower shall deliver to the Lender
(i) a Monthly Servicer Report and (ii) a Borrowing Base Certificate in the form of Exhibit C hereto, in each case as of the last day of the immediately preceding Accounting Period.

          (b) On each Settlement Date, the Borrower shall make, or cause the Servicer to make the following cash payments:

               (i) to the Lender as interest on the Loans, all accrued and unpaid Cost of Funds Amount;

               (ii) to the Lender, all accrued and unpaid amounts due and payable to the Lender under this Loan Agreement not described in clause (i) above or clause (iii) below, including without limitation, the Program Fee and the Facility Fee;

               (iii) to the Lender, the amounts, if any, required to be paid pursuant to Section 2.5 above; and

               (iv) to the Servicer, the accrued and unpaid amount of the Servicing Fee.

          2.7 Proceeds. The proceeds of each Loan shall be used by the Borrower solely to purchase Receivables from the Originators pursuant to the Sales and Servicing Agreement.

          2.8 Taxes. All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by the Government of the United States or any political subdivision thereof having taxing authority, excluding (i) income and withholding taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes (imposed in lieu of income taxes) imposed on the net income of the Lender as a result of any present or former connection between the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein and the Lender; and (ii) any Taxes that would not have been imposed but for the failure of the Lender to provide and keep current any certification or other documentation required to qualify for an exemption from or reduction in the rate of any Tax (all such excluded taxes described in clause (i) or (ii) above being hereinafter called "Excluded Taxes" and all such non-Excluded Taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be deducted or withheld from any amounts payable to or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes on such increased amounts) the amount that would have otherwise been received by the Lender had not such deduction or withholdings been imposed. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that the Lender is legally required to pay as a result of any such failure. If the Lender receives any refund or credit in respect of any Taxes with respect to which the Borrower has made full payment to the Lender pursuant to this
Section 2.8, it shall pay over such refund and remit such credit to the Borrower, net of all out-of-pocket expenses incurred by the Lender in obtaining such refund or credit. The agreements in this subsection shall survive the termination of this Loan Agreement and the payment of the Note.

          2.9 Increased Cost and Reduced Return. (a) If any Affected Party shall be charged any fee, expense or increased cost other than relating to Taxes or Excluded Taxes on account of the adoption after the date hereof of any applicable law, rule, regulation or guideline (including any applicable law, rule, regulation or guideline regarding capital adequacy) or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any Official Body, central bank or comparable agency (a "Regulatory Change"): (i) which subjects such Affected Party to any charge or withholding on or with respect to a Liquidity Agreement or a Program Support Agreement, as the case may be, or such Affected Party's obligations under a Liquidity Agreement or Program Support Agreement, as the case may be, or on or with respect to this Loan Agreement or the Loans, or changes the basis of taxation to any Affected Party of any amounts payable under a Liquidity Agreement, a Program Support Agreement or this Loan Agreement (except for changes in the rate of tax on the overall net income of such Affected Party), or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, an Affected Party under a Liquidity Agreement or a Program Support Agreement, as the case may be, or (iii) which imposes any other condition the result of which is (x) to increase the cost to such Affected Party of performing its obligations, or (y) to reduce the rate of return on such Affected Party's capital as a consequence of its obligations, in each case under a Liquidity Agreement or Program Support Agreement, as the case may be, or to reduce the amount of any sum received or receivable by such Affected Party, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, in each case under a Liquidity Agreement or Program Support Agreement, as the case may be, then, upon demand by the Lender, the Borrower shall be obligated to immediately pay to the Lender, for the benefit of such Affected Party, such amounts charged to such Affected Party or to compensate such Affected Party for such increase, reduction or imposition; provided, that the Borrower and any other Persons who from time to time sell receivables or interests therein to the Lender or grant security interests therein to the Lender to secure indebtedness of such Person to the Lender (the "Other Sellers") each shall be liable for such amount ratably in accordance with the usage under their respective facilities; provided, further, that (i) any portion of such amount is attributable to the Borrower and not attributable to any Other Seller, the Borrower shall be solely liable for such portion, and (ii) if any portion of such amount is attributable to any Other Seller and not attributable to the Borrower in any way, the Borrower shall not be liable for any such portion. The Lender's determination with respect to the allocation of such amounts among the Borrower and Other Sellers shall be binding on the Borrower, absent manifest error.

          (b) The Lender agrees that it shall use reasonable efforts to take any action that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this
Section 2.9; provided that the Lender shall not be obligated to take any actions that would, in the Lender's sole discretion, be materially disadvantageous to the Lender. In the event that any Affected Party claims any increased costs referred to in this
Section 2.9, the Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Affected Party for any such increased amounts referred to in paragraph (a) of this Section 2.9. Determinations by the Lender of any increased amounts referred to in paragraph (a) of this
Section 2.9 shall be conclusive, absent manifest error.


            SECTION 3. REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Borrower. To induce the Lender to enter into this Loan Agreement and to make the Loans, the Borrower hereby represents and warrants to Lender as of the date hereof, as of each Settlement Date and as of the date of delivery of each Monthly Servicer Report hereunder that:

          (a) Financial Condition. The Borrower does not have any Debt, contingent liability or liability for taxes, except for taxes which (i) are not yet due and payable, (ii) which are thereafter payable without penalty, or (iii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside on such Person's books and records, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, other than as contemplated or permitted by the Operative Agreements.

          (b) Corporate Existence; Compliance with Law. The
Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,

(ii) has the corporate power and authority, and the legal right, to own and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
(iv) is in compliance with all Requirements of Law, except, in the case of clauses (iii) and (iv) where the failure to be so qualified and in good standing or to be in such compliance would not have a Material Adverse Effect with respect to the Borrower.

          (c) Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform each Operative Agreement to which it is a party and to borrow hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of each Operative Agreement to which it is a party; and all consents or authorizations of, filings with or other acts by or in respect of, any Official Body or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement or the other Operative Agreements to which the Borrower is a party have been so obtained, made or received, except where the failure to have such power, to take such action or to obtain, make or take such consent, authorization, filing or other action would not have a Material Adverse Effect with respect to the Borrower. This Loan Agreement and each other Operative Agreement to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. Each Operative Agreement to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) No Legal Bar. The execution, delivery and performance of this Loan Agreement and the other Operative Agreements, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or Contractual Obligation of, the Borrower and will not result in, or require, the creation or imposition of any Lien (except for

Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except where such violation would not have a Material Adverse Effect with respect to the Borrower.

          (e) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Official Body is pending or threatened by or against the Borrower or any of its properties or revenues (i) asserting the invalidity of this Loan Agreement or the other Operative Agreements or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect on the Borrower.

          (f) No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect except for any default which would not have a Material Adverse Effect with respect to the Borrower. No Event of Termination or Unmatured Event has occurred and is continuing.

          (g) No Burdensome Restrictions. The Borrower is not a party to or subject to any Contractual Obligation (other than the Operative Agreements) except for any Contractual Obligation which would not have a Material Adverse Effect with respect to the Borrower.

          (h) Taxes. The Borrower has (i) filed or caused to be filed all Federal, state and other tax returns which are required to be filed by it, (ii) paid all taxes shown to be due and payable on said returns, and (iii) paid any Federal, state and other taxes, fees or other charges imposed on it or any of its property by any Official Body having taxing power. No tax Lien has been filed against the Borrower or with respect to any of its property (except for tax Liens described in subsection 6.2(a) hereof), and no claim is being asserted by any Official Body with respect to any Federal, state or other tax, fee or other charge relating to the Borrower or any of its property.

          (i) ERISA. Neither the Borrower nor any ERISA Affiliate of the Borrower has participated in any Multiemployer Plan in the past five years other than the Central States Southeast and Southwest Areas Pension Fund. Except for the Originators, neither the Borrower nor any ERISA Affiliate of the Borrower has maintained any Single Employer Plan. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan of any Originator, and each such Pension Plan has complied with the applicable provisions of ERISA and the Code other than ministerial errors or omissions with resulted or may have resulted in an immaterial liability with respect to any Pension Plan. The present value of all accrued benefits under each such Pension Plan (based on those assumptions used to fund the Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits. With respect to each Multiemployer Plan, (i) there are no contributions due thereto which either the Originators or the Borrower or any ERISA Affiliate have failed to make,
(ii) neither the Borrower nor any Originator or ERISA Affiliate has received notice from such plan that it is in reorganization or insolvent (within the respective meanings of Section 4241 and 4245 of ERISA) or that such plan is not qualified under
Section 401(a) of the Code and (iii) based upon the best information available and due inquiry by the Originators and the Borrower, it is the best estimate of the Borrower and the Originators, that the aggregate potential withdrawal liability of the Borrower, the Originators or any ERISA Affiliate with respect to such Multiemployer Plans would not exceed
$1,000,000.

          (j) Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Debt.

          (k) Subsidiaries. The Borrower has no subsidiaries.

          (m) No Deduction. The Borrower is not required to make any deduction or withholding from payments to be made by it to the Lender under this Loan Agreement or the other Operative Agreements, and the execution and performance of this Loan Agreement and any of the other Operative Agreements does not make the Borrower liable for any registration tax, stamp duty or similar tax or duty imposed by any Official Body of or within its jurisdiction of incorporation, which tax or duty has not been, or will not be, paid when due.

          (n) No Priority Claims. Except for the obligations and transactions contemplated by the Operative Agreements, the Borrower has no liability in respect of any unsecured Debt under which the lender, creditor or lessor or the Person in whose favor such Debt is issued has any right, by operation of law or otherwise, to have any claim in respect of such obligation or guarantee first satisfied out of the general assets of the Borrower in priority to the claims of its general creditors.

          (o) Title; Liens. Except for Permitted Liens, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to this Loan Agreement or in respect of Permitted Liens. Pursuant to this Loan Agreement, the Lender holds a valid security interest in and to the Collateral, which is perfected with respect to the Collateral, subject to no other Liens other than Permitted Liens. Fully executed Uniform Commercial Code Financing Statements or other appropriate filings containing a description of the Collateral have been filed of record in every governmental, municipal or other office in every jurisdiction in which filings are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Lender in respect of the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments necessary to reflect any changes to the name, identity or corporate structure of the Borrower which, absent such amendments, would make the Financing Statements filed hereunder seriously misleading, or which are necessary to reflect any change in the Chief Executive Office of the Borrower. No financing statement listing the Borrower or any Trade Name of the Borrower as debtor (other than any which may have been filed for the benefit of the Lender) covering any of the Collateral is on file in any public office. The Borrower has not previously created any security interest in the Collateral or any part thereof.

          (p) Ownership of Receivables. The purchase by the Borrower of the Receivables from the Originators constitutes a true sale of such Receivables to the Borrower and creates in favor of the Borrower a perfected ownership interest in such Receivables, which ownership interest is not subject to any Lien other than Permitted Liens.

          (q) No Petition. The Borrower has no intent to file a voluntary petition under the federal bankruptcy laws with respect to the Borrower.

          (r) Separate Corporate Existence. The Borrower is a special purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from the Originators, entering into agreements for the servicing thereof, borrowing funds secured thereby and conducting such other activities as necessary or appropriate to carry out its primary activities. The Borrower's certificate of incorporation provides for at least one Independent Director as set forth at Section 5.10 hereof, and requires, inter alia, the unanimous vote of its Board of Directors to take corporate action to institute, file or consent to insolvency or bankruptcy proceedings with respect to the Borrower.

          (s) Places of Business. The Chief Executive Office of the Borrower and the office where the Borrower keeps its records concerning the Receivables are located at 1601 Wall Street, Fort Wayne, Indiana; the Chief Executive Office of Essex is located at 1601 Wall Street, Fort Wayne, Indiana, and the office where Essex keeps its records concerning the Receivables is located at 1601 Wall Street, Fort Wayne, Indiana; the Chief Executive Office of Diamond is located at 1601 Wall Street, Fort Wayne, Indiana, and the office where Diamond keeps its records concerning the Receivables is located at 1601 Wall Street, Fort Wayne, Indiana; and the Chief Executive Office of Interstate is located at 1601 Wall Street, Fort Wayne, Indiana, and the office where Interstate keeps its records concerning the Receivables is located at Attala Industrial Park, Kosciusko, Mississippi.

          (t) Lock-Box Bank; Lock-Box Account. The name and address of the Lock-Box Bank, together with the account numbers of the Lock-Box Accounts, are specified in Schedule 1.

          (u) Franchises, Licenses, Trademarks and other Rights. The Borrower has all franchises, permits, licenses and other authority as are necessary to enable it to conduct its businesses as currently being conducted and as proposed to be conducted, and it is not in default under any of such franchises, permits, licenses or other authority, except where such failure to possess such franchise, permit, license or other authority or such default under any such franchise, permit, license or authority would not have a Material Adverse Effect with respect to the Borrower. To the best of the Borrower's knowledge, the Borrower possesses all patents, patent rights, trademarks, trademark rights, Trade Names, trade name rights, copyrights and other intellectual property rights necessary to conduct its businesses as currently being conducted and as proposed to be conducted, without, to the best of the Borrower's knowledge, conflict with any valid rights of others, except where such failure to possess such patent, patent right, trademark, trademark right, Trade Name, trade name right, copyright or other intellectual property or such conflict would not have a Material Adverse Effect with respect to the Borrower.

          (v) Capital Stock. Essex owns, beneficially and of record, 100% of the issued and outstanding capital stock of the Borrower. No Person has the right to require the Borrower (other than its parent) to issue to such Person or any other Person any capital stock, other equity securities or any other ownership interest in (including, without limitation, stock or securities exchangeable for or convertible into Capital Stock, other equity securities or ownership interests) the Borrower.

          (w) Trade Names, etc. The Borrower (a) does not conduct or transact, nor has it ever conducted or transacted, business in any jurisdiction under any assumed name, fictitious name, trade name or alternate corporate name (each a "Trade Name"), and (b) has not made any filing or application with or otherwise sought the approval of any Official Body with respect to the use by the Borrower of a Trade Name in any jurisdiction. The Borrower has not at any time (i) incurred any Indebtedness under any Trade Name, (ii) granted any security interest or permitted or suffered any Lien to exist against the Borrower or any portion of its assets or property, whether real or personal (including, without limitation, any of the Collateral) under any Trade Name, (iii) executed or filed any financing statement as a debtor under the Uniform Commercial Code as in effect in any jurisdiction under any Trade Name, except pursuant to this Loan Agreement, or (iv) had any judgment entered or rendered against it under any Trade Name.

          (x) Receivables. Each Receivable identified on a
Borrowing Base Certificate as an Eligible Receivable shall be an

Eligible Receivable at the time of acquisition thereof by the Borrower.


               SECTION 4. CONDITIONS PRECEDENT

          4.1 Conditions Precedent to the Initial Loan. The agreement of the Lender to make the initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Operative Agreements. The Lender shall have received (i) this Loan Agreement executed and delivered by a duly authorized officer of the Borrower, (ii) the Note executed and delivered by a duly authorized officer of the Borrower,
(iii) copies of all the other Operative Agreements, executed by all parties thereto and in form and substance satisfactory to the Lender, and (iv) such other documents or instruments as may be reasonably requested by the Lender.

          (b) Corporate Proceedings. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of each of the Originators and the Borrower authorizing the execution, delivery and performance of the Operative Agreements to which each is a party certified by the Secretary or an Assistant Secretary of each such corporation, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Lender.

          (c) Corporate Documents; Incumbency. The Lender shall have received (i) copies of the certificate of incorporation and by-laws of each of the Originators and the Borrower certified as of the Closing Date as complete and correct copies thereof by its Secretary or Assistant Secretary, and (ii) an Officer's Certificate of each of the Originators and the Borrower, certifying the names and true signatures of the officers of each Originator and the Borrower authorized to sign the Operative Agreements to which it is a party.

          (d) Fees. The Lender shall have received in immediately available funds any fees due and payable to it which have been invoiced, all as set forth herein, and the Referral

Agent shall have received in immediately available funds the Upfront Fee.

          (e) Legal Opinions. The Lender shall have received the executed legal opinions of counsel to the Originators and the Borrower, substantially in the form of Exhibit D-1, Exhibit D-2, and Exhibit D-3 hereto, to the effect that, among other things, (A) the Borrower would not be substantively consolidated with any Originator for purposes of the Bankruptcy Code in the case of a bankruptcy of such Originator, (B) that each purchase by the Borrower of Receivables constitutes a true sale of the Receivables to the Borrower, (C) the Sales and Servicing Agreement creates a valid, perfected security interest, within the meaning of the UCC, granted by the Originators in the Receivables, (D) this Loan Agreement creates a valid, perfected security interest, within the meaning of the UCC, granted by the Borrower in the Receivables and (E) such other matters incident to the transactions contemplated by this Loan Agreement and the other Operative Agreements as the Lender may require.

          (f) Lien Certificate. The Lender shall have received a certificate of an Authorized Officer of each of the Originators and the Borrower to the effect that the Receivables are not subject to any Lien, except for Permitted Liens.

          (g) UCC Searches. The Lender shall have received (i) lien searches and other evidence as to the absence, except for Permitted Liens, of any Lien on or security interest in the Receivables in form and substance satisfactory to the Lender, and (ii) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Lender), dated a date reasonably near to the date of the initial Loan, listing all effective financing statements which name the Borrower or any Originator (under their respective present names and any previous names) as debtor and which are filed with any jurisdiction in which a filing would be necessary in order to perfect an ownership or security interest in the Collateral, together with copies of such financing statements. Any termination statements or releases reasonably requested by the Lender to be filed with respect to the Receivables shall have been filed.

          (h) UCC Financing Statements. The Lender shall have received signed copies of proper Financing Statements satisfactory to the Lender for all jurisdictions that the Lender may deem necessary or desirable in order to perfect the ownership interest of the Borrower created by the Sales and Servicing Agreement and the security interests created by this Loan Agreement, all other filings, notifications, consents and recordings necessary to consummate the transactions contemplated hereunder and under the other Operative Agreements shall be accomplished and the Lender shall have received evidence of such filings, notifications, consents and recordings satisfactory in form and substance to the Lender.

          (i) Diligence. The operation of the Originators' billing, collection and information systems with respect to the Receivables shall be reasonably satisfactory to the Lender.

          (j) Credit and Collection Policy. The Credit and
Collection Policy shall be reasonably satisfactory to the Lender in all material respects.

          (k) Internal Controls. The Lender shall be reasonably satisfied that the Servicer has implemented all necessary internal and other systems and procedures to monitor collections on account of the Receivables in order to gather all information and furnish all reports required under the Operative Agreements and to monitor compliance with the Operative Agreements.

          (l) Consents. The Lender shall have received copies of all consents, licenses and approvals, if any, reasonably required in connection with the execution, delivery and performance by the Borrower and the validity and enforceability against the Borrower of the Operative Agreements to which it is a party and such consents, licenses and approvals shall be in full force and effect.

          4.2 Conditions Precedent to Each Loan. The agreement of the Lender to make the any Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on its closing date, of the following conditions precedent: (i) each of the representations and warranties made by the Borrower and each Originator in or pursuant to any of the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date, unless such representation or warranty specifically relates to an earlier date, (ii) no Event of Termination or Unmatured Event shall have occurred and be continuing, and (iii) the Lender shall have received a certification from an Authorized Officer of the Borrower as to the matters in clauses (i) and (ii).


              SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as this Loan
Agreement remains in effect, the Borrower shall:

          5.1 Financial Statements. Furnish to the Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower and Essex International, a copy of the balance sheet of Essex International as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year , reported on by independent certified public accountants of nationally recognized standing, and, a copy of the unaudited balance sheet of the Borrower as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (except for the Borrower's first fiscal year for which there are no comparative figures for the previous fiscal year); and

          (b) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower and Essex International, the unaudited balance sheet of such Person as at the end of such quarterly period and the related unaudited statements of income and of cash flows of such Person for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year (except for the Borrower's first fiscal year for which there are no comparative figures for the previous fiscal year), certified by an Authorized Officer as being fairly stated in all respects (subject to normal year-end audit adjustments).

          All such financial statements referred to above must be complete and correct in all material respects and are to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and subject to normal year-end audit adjustments).

          5.2 Certificates; Other Information. Furnish to the
Lender:

          (a) concurrently with the delivery of the financial statements of Essex International referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making its normal examination for purposes of its annual audit, no knowledge was obtained of any Event of Termination or Unmatured Event, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of an Authorized Officer of each of the Borrower and Essex International stating that, to such Authorized Officer's knowledge, the Borrower and the Originators have each, during such period, observed or performed in all material respects all of its respective covenants and other agreements, and satisfied in all material respects every condition, contained in each Operative Agreement to be observed, performed or satisfied by it, and that such Authorized Officer has obtained no knowledge of any Unmatured Event or Event of Termination, in each case, except as disclosed in such certificate;

          (c) within five Business Days after the same are sent, copies of all financial statements, reports and other communications that the Borrower, Essex International or any Originator may make to, or file or have with, the Securities and Exchange Commission or any state securities commission; and

          (d) promptly, such additional financial and other information with respect to the Borrower or any Originator as the Lender may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its payment obligations.

          5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same type as permitted hereunder as of the date hereof and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law applicable to it, except where such failure to so engage, preserve, renew, keep and take would not have a Material Adverse Effect with respect to the Borrower.

          5.5 Inspection of Properties, Books and Records, Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law applicable to the Borrower shall be made of all material dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any time and as often as may be desired on three (3) Business Days' prior notice during normal business hours and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants. Any expense incident to the exercise by the Lender during the continuance of any Event of Termination or Unmatured Event under this subsection 5.6 shall be borne by the Borrower.

          5.6 Notices. Promptly after obtaining knowledge thereof give notice to the Lender of:

          (a) the occurrence of any Unmatured Event or Event of Termination;

          (b) any (i) default or event of default by the Borrower under any Contractual Obligation of the Borrower or
(ii) litigation which may exist at any time affecting the Borrower or any investigation or proceeding pending before any Official Body affecting the Borrower;

          (c) a material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Borrower which could adversely affect the servicing or collection of the Receivables; and

          (d) any change (i) in the Borrower's corporate name or in any Trade Name used to identify it in the conduct of its business or the ownership of its properties or (ii) in the location of its Chief Executive Office, its principal place of business, any office in which it maintains records relating to the Collateral or the offices or facilities at which Collateral is located (including the establishment of any such new office or facility).

Each notice pursuant to this subsection shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.7 Delivery of Other Reports. Furnish, or instruct the Servicer to deliver any reports required to be delivered by the Borrower, an Originator or the Servicer pursuant to any Operative Agreement to which the Borrower, such Originator or the Servicer is a party or which the Borrower, each Originator or the Servicer has signed.

          5.8 Servicing Matters. The Borrower shall instruct and require the Servicer (i) to maintain and implement administrative and operating procedures necessary to permit the identification and segregation of the Receivables and all collections and adjustments to such Receivable from all other assets that are owned, controlled, or otherwise in the custody of the Servicer in accordance with the Sales and Servicing Agreement, including, without limitation, implementing such procedures as shall be necessary for the proper deemed allocation of Collections to the Lender on each day during each Settlement Period in accordance with the allocation provisions set forth herein and in the Sales and Servicing Agreement, (ii) take all action necessary to mitigate by December 30, 1999 the risk that computer applications used by the Servicer may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, during and after the year 2000 (the "Year 2000 Problem"), and (iii) except as otherwise may be expressly permitted in this Loan Agreement, to forbear from (A) altering the Credit and Collection Policy in a manner that could have a material adverse effect on the collectibility of the Receivables and (B) rescinding or modifying the terms of any Receivable except in accordance with the Sales and Servicing Agreement and the Credit and Collection Policy, in each case without the prior written consent of the Lender. The Borrower shall cause a firm of nationally recognized independent certified public accountants (who may render other services to the Borrower, the Servicer or the Originators) to furnish a report, at least annually, to the Lender to the effect that they have applied certain procedures agreed upon with the Servicer and Lender and examined certain documents and records relating to the servicing of the Receivables under the Sales and Servicing Agreement and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms and conditions of this Loan Agreement and the Sales and Servicing Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement; and in addition, each report shall set forth the agreed-upon procedures performed.

          5.9 Further Assurances. Do such further acts and things and execute and deliver to the Lender such assignments, agreements, powers and instruments as are reasonably required by the Lender to carry into effect the purposes of this Loan Agreement and the other Operative Agreements or to better assure and confirm unto the Lender its rights, powers and remedies hereunder and under the other Operative Agreements, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of the Lender hereunder and under the other Operative Agreements.

          5.10 Separate Corporate Existence. The Borrower hereby acknowledges that the Lender is entering into the transactions contemplated by this Loan Agreement in reliance upon the Borrower's identity as a separate legal entity from the Originators or any Originator Entity (as defined below). Therefore, from and after the date of execution and delivery of this Loan Agreement, the Borrower shall take all reasonable steps including, without limitation, all steps that the Lender may from time to time reasonably request, to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Originators and any Affiliates (other than the Borrower) thereof (each of the Originators and its respective Affiliates (other than the Borrower) shall be referred to herein as an "Originator Entity"), and not just a division of any Originator Entity. Without limiting the generality of the foregoing, the Borrower shall:

               (i)require that all full-time employees of the Borrower, if any, identify themselves as such and not as employees of any Originator Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

               (ii)allocate all overhead expenses (other than expenses allocable to the Borrower's use of office space made available by an Originator Entity), including, without limitation, telephone and other utility charges, for items shared between the Borrower and any Originator Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

               (iii)at all times have at least one member of its Board of Directors (an "Independent Director") who is not at such time, and shall not have been at any time during the preceding three years (A) a director, officer, employee or Affiliate of any Originator Entity or any major creditor thereof, (B) a person related to any officer or director of any Originator Entity, (C) a holder (directly or indirectly) of more than 10% of any class of Capital Stock of any Originator Entity, or (D) a person related to a holder (directly or indirectly) of more than 10% of any class of Capital Stock of any Originator Entity (The term "major creditor" shall mean a financial institution to which the Originator has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Borrower when its interests are adverse to those of the Originator);

               (iv)ensure that all corporate actions are duly authorized by its Board of Directors;

               (v)maintain the Borrower's books and records separate from those of any Originator Entity;

               (vi)prepare its financial statements separately from those of other Originator Entities;

               (vii)except as specifically permitted by the Operative Agreements, not commingle funds or other assets of Borrower with those of any other Originator Entity and not maintain bank accounts or other depository accounts to which any Originator Entity is an account party, into which any Originator Entity makes deposits or from which any Originator Entity has the power to make withdrawals;

               (viii)except as specifically permitted by the Operative Agreements, not permit any Originator
          Entity to pay any of the Borrower's operating expenses;

               (ix)at all times act solely in its corporate name and through its duly authorized officers or agents to maintain an arm's-length relationship with the Originator and each other Originator Entity; and

               (x)conduct its business solely in its own name so as to not mislead others as to the identity of the corporation with which those others are concerned, and particularly use all reasonable efforts to avoid the appearance of conducting business on behalf of any Originator or any other Originator Entity or that the assets of the Borrower are available to pay the creditors of the Originator or any other Originator Entity.

          5.11 Net Worth. The Borrower shall, at all times, have a positive net worth as determined in accordance with generally accepted accounting principles.

          5.12 Collections. Instruct all Obligors to cause all Collections to be deposited directly to the Lock-Box Account and if the Borrower shall receive any Collections, the Borrower shall remit such Collections to the Servicer within two
Business Days following the Borrower's receipt thereof.

          5.13 Enforcement of Sales and Servicing Agreement. The Borrower shall enforce its rights under the Sales and Servicing Agreement against the Servicer and the Originators in accordance with the terms thereof, except where the failure to enforce such rights would not have a Material Adverse Effect on the Lender or the Receivables.


                 SECTION 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as this Loan
Agreement remains in effect, the Borrower shall not, without the consent of the Lender:

          6.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except indebtedness in respect of the Loans and the Note and any other obligations of the Borrower under the Operative Agreements and additional Debt of the Borrower not to exceed $10,000 at any time outstanding.

          6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except
Permitted Liens.

          6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets.

          6.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Receivables and interests therein) which is valued in excess of $10,000, whether now owned or hereafter acquired, except as expressly permitted by the Operative Agreements.

          6.5 Receivables.

          (a) sell, assign or otherwise encumber any Receivable owned by it, except as expressly permitted by the Operative
Agreements; or

          (b) cancel, terminate, amend, modify or waive any term or condition of any Receivable (including the granting of rebates or adjustments with respect thereto), except in accordance with the Sales and Servicing Agreement and the Credit and Collection Policy.

          6.6 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower except (i) dividends payable solely in common stock of the Borrower, and
(ii) payments pursuant to any agreement or other arrangement approved in writing by the Lender, such approval not to be unreasonably withheld, with respect to the payment by the Borrower of its allocable share of the taxes of any affiliated, consolidated, unitary, combined or similar group including the Borrower and (iii) cash dividends to the extent permitted by applicable law; provided that, in the case of clause (i) or
(iii), after giving effect thereto, no Event of Termination or Unmatured Event shall have occurred and be continuing.

          6.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets in excess of $10,000.

          6.8 Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) the purchase of the Receivables pursuant to the Sales and Servicing Agreement; and

          (b) as otherwise contemplated by the Operative
Agreements.

          6.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except for (i) purchases of Receivables pursuant to the Sales and Servicing Agreement, (ii) transactions which do not violate any provision of the Operative Agreements and which are necessary to carry out the business of the Borrower and the purposes of this Loan Agreement, and (iii) an agreement or other arrangement reasonably satisfactory to the Lender to share taxes of any affiliated, consolidated, unitary, combined or similar group including any of the Originators and the Borrower.

          6.10 Corporate Documents. Amend its Certificate of
Incorporation or By-laws.

          6.11 Capital Stock. Issue any shares of Capital Stock in addition to the shares issued and paid for as of the Closing Date or permit during the term of this Loan Agreement any transfers of any shares of its Capital Stock to any Person other than Essex; provided that the Borrower may issue shares of its capital stock to another direct or indirect wholly-owned subsidiary of Essex International as long as the Lender shall have received an opinion of counsel reasonably satisfactory to the Lender that the Borrower would not be substantively consolidated with such subsidiary.

          6.12 Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

          6.13 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Lender pursuant to the Operative Agreements which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired except with the prior written consent of the Lender.

          6.14 Agreements.

          (a) Cancel, terminate, amend, supplement, modify or waive any of the provisions of any Operative Agreement.

          (b) Cancel, terminate, amend, supplement, modify or waive any of the provisions of the Credit and Collection Policy in any material respect.

          (c) Permit any Originator or the Servicer to assign any of their respective rights or obligations under the Sales and Servicing Agreement, except as expressly permitted by the Sales and Servicing Agreement.

          6.15 Successor Servicer. Permit any change of
Servicer, except in accordance with the Sales and Servicing
Agreement.

          6.16 Change in Payment Instructions to Obligors. Terminate any bank as a Lock-Box Bank from those listed in
Schedule 1 or make any material change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any Lock-Box Bank, unless the Lender shall have received thirty (30) days' prior written notice of such termination or change, or add any bank as a Lock-Box Bank unless the Lender shall have received (i) thirty (30) days' prior written notice of such addition and (ii) prior to the effective date of such addition, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Servicer and the Borrower and (y) copies of all agreements and documents signed by either the Servicer, the Borrower or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          6.17 Maintenance of Office or Agency; Chief Executive Office. The Borrower will not change the location of its Chief Executive Office as set forth in Section 3.1(s) without giving the Lender at least 60 days' prior written notice thereof.


                     SECTION 7. REMEDIES

          At any time after the occurrence of an Event of Termination and so long as such Event of Termination is continuing, the Lender may, in accordance with the Uniform Commercial Code or other applicable law, take one or more of the following actions: (i) give notice (which may be telephone notice confirmed in writing) to the Borrower of the occurrence of such Event of Termination, and the Lender's election to terminate the Commitment under this Loan Agreement, whereupon the Lender's obligation to make Loans shall be terminated (except that in the case of the occurrence of any Event of Termination described in clause (d) of the definition of such term, no such notice shall be required and such termination shall be automatic), (ii) by notice to the Borrower declare the unpaid principal amount and interest under the Note, the Loans and all other amounts payable to the Lender by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding (except that in the case of the occurrence of any Event of Termination described in clause (d) of the definition of such term, no such notice shall be required and such termination and acceleration shall be automatic), (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iv) to notify, or to require the Borrower or the Servicer to notify, each Obligor to make payment in respect of the Receivables directly to the Lender, and (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do any and all other and further acts and actions which the Lender may take pursuant to this Loan Agreement or under the Uniform Commercial Code or other applicable law, including, without limitation (A) establishing an account or accounts (the "Collection Account") with the Referral Agent or such other financial institution as the Lender may designate into which the Collections or any amounts realized on the Collateral shall be paid, and (B) taking control of the Lock-Box Accounts (by delivery to the Lock-Box Bank of notices in substantially the forms attached to the Lock-Box Agreement).

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Borrower, any Originator or the Servicer, the other obligations secured hereby or relating to the property of the Borrower, any Originator, the Servicer or of such other obligor or their creditors, the Lender (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Lender shall have made any demand on the Borrower, any Originator or the Servicer for the payment of overdue principal or interest or any such other obligation) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (i) to file and prove a claim for the whole amount of principal, interest, if any, owing and unpaid in respect of the Obligations and any other obligation secured hereby and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lender (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender, its agents and counsel) and of the Lender allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by the Lender to make such payments to the Lender and, in the event that the Lender shall consent to the making of such payments directly to the Lender, to pay to the Lender any amount due it for the reasonable compensation, expenses, disbursements and advances of the Lender, its agents and counsel.


             SECTION 8. GRANT OF SECURITY INTEREST

          8.1 Grant of Security Interest. The Borrower hereby Grants to the Lender a security interest in all of the Borrower's right, title and interest in and to (a) each Receivable, whether now owned or hereafter acquired, and all Collections and other amounts now due or hereafter becoming due with respect thereto, (b) all rights of the Borrower to or under any guarantees of or collateral for the Obligor's obligations under any Contract, (c) all of the Borrower's right, title and interest in and to the goods subject to each Receivable, (d) all moneys held by a Lock-Box Bank in a Lock-Box Account in respect of the Receivables, (e) all rights of the Borrower under the Sales and Servicing Agreement, and
(f) all proceeds of the conversion, whether voluntary or involuntary, of any of the foregoing into cash or other property (collectively, the "Collateral"). Such Grant is made in trust to secure (1) the payment of all amounts due to the Lender from the Borrower in accordance with the terms of the Operative Agreements, and (2) the performance of each and all of the Borrower's other obligations under this Loan Agreement and the other Operative Agreements (collectively, the "Obligations").

          8.2 Remedies. Following any acceleration of the Obligations, the Lender shall have all of the rights, powers and remedies with respect to the Collateral set forth in
Section 7 hereof or as are otherwise available to secured parties under the Uniform Commercial Code or other applicable law.

          8.3 Application of Money Collected. Any money realized from a sale by the Lender of any Collateral subject to the Lien of this Loan Agreement pursuant to this Section 8 shall be applied in the following order, at the date or dates fixed by the Lender:

               first, to the payment of all costs and expenses of collection incurred by the Lender (including the fees and expenses of any counsel to the Lender) in connection with any Operative Agreement and all other amounts due the Lender under Section 9.4 and, after such costs and expenses incurred by the Lender have been paid, then to the payment of any other such costs and expenses incurred by the Lender in connection with any Operative Agreement;

               second, if the Servicer is not an Originator, the Borrower or an Affiliate of either thereof, to the payment of all Servicing Fees then due;

               third, to the payment to the Lender of all accrued and unpaid Cost of Funds Amount (including interest on overdue payments of interest or principal as set forth in this Loan Agreement), Program Fees and Facility Fees;

               fourth, to the payment to the Lender of the Outstanding Principal Amount;

               fifth, to the Lender, all other amounts owed to it pursuant to the Operative Agreements;

               sixth, if the Servicer is an Originator, the Borrower or an Affiliate of either thereof, to the payment of all Servicing Fees then due;

               seventh, the balance, if any, to the Borrower.

          8.4 Restoration of Rights and Remedies. If the Lender has instituted any proceeding to enforce any right or remedy under this Loan Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Lender, then and in every such case, subject to any determination in such proceeding, the Borrower and the Lender shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Lender shall continue as though no such proceeding had been instituted.

          8.5 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          8.6 Delay or Omission Not Waiver. No delay or omission of the Lender to exercise any right or remedy accruing upon any Event of Termination shall impair any such right or remedy or constitute a waiver of any such Event of Termination or an acquiescence therein. Every right and remedy given by this Section or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, by the Lender.

          8.7 Waiver of Stay or Extension Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Loan Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

          8.8 Sale of Collateral.

          (a) The power to effect any sale of any portion of the Collateral pursuant to Section 7 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all Obligations shall have been paid. The Lender may from time to time postpone any public sale by public announcement made at the time and place of such sale.

          (b) In connection with a sale of all or any portion of the Collateral:

               (i) the Lender may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and the Lender may, in paying the purchase money therefor, deliver in lieu of cash the Note or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Note, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Lender after being appropriately stamped to show such partial payment;

               (ii) the Lender may bid for and acquire the property offered for sale in connection with any public sale thereof;


               (iii) the Lender shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof;

               (iv) the Lender is hereby irrevocably appointed the agent and attorney-in-fact of the Borrower to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale; and

               (v) no purchaser or transferor at such a sale shall be bound to ascertain the Lender's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (c) The method, manner, time, place and terms of any sale of all or any portion of the Collateral shall be commercially reasonable.

          (d) The provisions of this Section 8.8 shall not be construed to restrict the ability of the Lender to exercise any rights and powers against the Borrower or the Collateral that are vested in the Lender by this Loan Agreement, including, without limitation, the power of the Lender to proceed against the Collateral subject to the lien of this Loan Agreement and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

          8.9 Protection of Collateral; Further Assurances.

          The Borrower will from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be reasonably necessary or advisable to

               (i) grant more effectively a security interest in all or any portion of the Collateral;

               (ii) maintain or preserve the Lien of this Loan
          Agreement or carry out more effectively the purposes hereof;

               (iii) publish notice of, or protect the validity of, any Grant made or to be made by this Loan
          Agreement and perfect the security interest contemplated hereby in favor of the Lender in each of the Receivables and the other property constituting part of the Collateral;

               (iv) enforce or cause the Servicer to enforce any of the Receivables; or

               (v) preserve and defend title to any Receivable (including the right to receive all payments due or to become due thereunder) or other Collateral as required by the Sales and Servicing Agreement and preserve and defend the rights of the Lender in such Receivable (including the right to receive all payments due or to become due thereunder) and other property against the claims of all persons and parties.

The Borrower hereby designates the Lender its agent and attorney-in-fact to execute, upon the Borrower's failure to do so, any Financing Statement or continuation statement required pursuant to this Section 8.9. In furtherance of the assignment of all of the Borrower's rights under the Sales and Servicing Agreement, the Borrower hereby irrevocably authorizes and empowers the Lender in its own name, or in the name of its nominee, or in the name of the Borrower, from and after the date on which any Unmatured Event or Event of Termination shall occur and be continuing, to ask, demand, sue for, collect and receive any and all payments to which the Borrower is or may become entitled under the Sales and Servicing Agreement, and to enforce compliance by each and every party, or any one or more of them, with all or any of the terms and provisions of the Sales and Servicing Agreement.

          8.10 Opinions as to Collateral. On or before March 15 in each calendar year, beginning March 15, 1999, the Borrower shall furnish to the Lender an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any Financing Statements and continuation statements as is required pursuant to the Sales and Servicing Agreement and Section 8.9 hereof to maintain the ownership interest of the Borrower in each Receivable (including the right to receive all payments due or to become due thereunder) and the valid and perfected Lien created by this Loan Agreement in each Receivable and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the execution and filing of any Financing Statements and continuation statements that will, in the opinion of such counsel, be required to maintain the valid and perfected Lien of this Loan Agreement with respect to the Receivables until March 15 in the following calendar year.

                    SECTION 9. MISCELLANEOUS

          9.1 Amendments and Waivers. None of this Loan Agreement, the Note or any other Operative Agreement to which the Lender or the Borrower is a party, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. Subject to obtaining the consent of any other party required hereunder or thereunder, the Lender and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Note and the other Operative Agreements to which they are parties for the purpose of adding any provisions to this Loan Agreement or the Note or such other Operative Agreements or changing in any manner the rights of Lender or the Borrower hereunder or thereunder and, in addition, waiving, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Loan Agreement or the Note or such other Operative Agreements or any Unmatured Event or Event of Termination and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Lender and all future holders of the Note. In the case of any waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Note and any other Operative Agreements to which they are parties, and any Unmatured Event or Event of Termination waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Event or Event of Termination, or impair any right consequent thereon.

          9.2 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy, or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Loan Agreement on: (a) the third Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

     If to the Borrower:  Essex Funding Inc.
                          1601 Wall Street
                          Fort Wayne, Indiana  46801-1601
                          Attention: Mr. Dale D. Dean
                          Telephone: (219) 461-4626
                          Facsimile: (219) 461-4762

     If to Essex:         Essex Group, Inc.
                          1601 Wall Street
                          Fort Wayne, Indiana  46801-1601
                          Attention: Mr. Dale D. Dean
                          Telephone: (219) 461-4626
                          Facsimile: (219) 461-4762

     If to Diamond:       Diamond Wire & Cable Co.
                          1601 Wall Street
                          Fort Wayne, Indiana  46801-1601
                          Attention: Mr. Dale D. Dean
                          Telephone: (219) 461-4626
                          Facsimile: (219) 461-4762

     If to Interstate:    Interstate Industries, Inc.
                          1601 Wall Street
                          Fort Wayne, Indiana  46801-1601
                          Attention: Mr. Dale D. Dean
                          Telephone: (219) 461-4626
                          Facsimile: (219) 461-4762

     If to the Lender:    Three Rivers Funding Corporation
                          c/o Merrill Lynch Money Markets Inc.
                          World Financial Center - North Tower
                          250 Vesey Street
                          New York, New York  10281
                          Attention:Mr. Stewart L. Cutler
                          Telephone:(212) 449-7468
                          Facsimile:(212) 449-8939

                          With a copy to:

                          Mellon Bank, N.A.
                          One Mellon Bank Center - Room 0410
                          Pittsburgh, Pennsylvania 15258-0001
                          Attention:  Ms. Virginia H. Borkovic
                          Telephone:  (412) 234-8261
                          Facsimile:  (412) 234-5434

          9.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement and the Note.

          9.4 Payment of Expenses and Taxes. The Borrower agrees, on demand, to (a) pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of any amendment, supplement or modification to, this Loan Agreement, the Note and the other Operative Agreements and any other agreements prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all reasonable collateral audit fees, and the fees and disbursements of counsel to the Lender, (b) pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Loan Agreement, the Note and the other Operative Agreements, including, without limitation, fees and disbursements of counsel to the Lender and (c) pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note and the other Operative Agreements, and (d) pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from the execution, delivery and administration of, and the enforcement against the Borrower of, this Loan Agreement, the Note and the other Operative Agreements (all the foregoing, collectively, the "indemnified liabilities"); provided that the Borrower shall not have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. Without limitation of the generality of this Section 9.4(d), the Borrower shall pay on demand to the Lender any and all amounts necessary to indemnify the Lender from and against any and all indemnified liabilities relating to or resulting from any of the following:

               (i) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Loan Agreement, any Operative Document, any Loan Request or any other information or report delivered by the Borrower pursuant hereto, which, in any such case, shall have been false or incorrect in any material respect when made or deemed made or delivered, except to the extent it specifically relates to an earlier date:

               (ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Loan Agreement or any Operative Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

               (iii) the failure as a result of any action by the Borrower to vest and maintain vested in the Lender, a perfected security interest in the Receivables transferred or purported to be transferred to the Borrower, together with all Collections and related security agreements, instruments and documents, and all other Collateral, free and clear of any Lien (other than Permitted Liens);

               (iv) the failure by the Borrower to file, or any delay in filing (other than solely as a result of the action or inaction of the Lender), Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Borrower with respect to any Receivables;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other financial inability of the Obligor to pay such Receivable) of the Obligor to the payment of any Receivable which is, or is purported to be, a Receivable, including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish goods or services;

               (vi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods or services subject to any Receivable;

               (vii) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Borrower in connection with the Receivables;

               (viii) the commingling of any Collections of Receivables with any other funds; and

               (ix) the failure of the computer applications of the Servicer to resolve the Year 2000 Problem on or prior to December 30, 1999.

The agreements in this subsection shall survive repayment of the Loans, the Note and all other amounts payable hereunder. Notwithstanding anything in this Section 9.4 to the contrary, the Borrower shall not have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender.

          9.5 Successors and Assigns; Participations.

          (a) This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement without the prior consent of the Lender, and the Lender may not assign or transfer any of its rights or obligations under this Loan Agreement without the prior consent of the Borrower (which consent shall not be unreasonably withheld). The parties to this Agreement acknowledge that the Lender has assigned and shall be permitted to continue to assign (without consent) to Bankers Trust Company, as collateral agent for the benefit of the holders of any debt instruments issued by the Lender, its security interest in all of the Collateral.

          (b) The Borrower and the Lender agree that the Lender may, from time to time, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), sell a portion of the Lender's obligation to make Loans hereunder and of the Lender's rights hereunder and under the Loans and the Note, or grant participations herein and in the Loans and the Note. Any such assignee or participant may have the same rights as the Lender in respect of the rights granted to the Lender hereunder. In such connection, it is agreed that the Lender shall not be responsible for a failure by any such assignee or participant, and that each such assignee or participant shall not be responsible for a failure by the Lender (or another such assignee or participant), to make or fund, as the case may be, its pro rata portion of any Loan.

          (c) Every participant or assignee of the Lender shall provide the Borrower (A) prior to becoming a participant or assignee (i) if the participant or assignee is incorporated or established under the laws of a jurisdiction outside of the United States, two duly completed copies of the United States Internal Revenue Form 4224 or 1001 (or, if the assignee or participant is not a bank, Form W-8) or successor applicable or required forms, in each case entitling the participant or assignee to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes and demonstrating the participant's or assignee's exemption from backup withholding tax, (ii) a duly completed copy of the Internal Revenue Service Form W-8 or W-9 or successor applicable or required forms, and (iii) such other forms and information as may be reasonably required to confirm the availability of any applicable exemption from United States Federal, state or local withholding taxes, and (B) to the extent possible, each potential participant or assignee must also agree to provide the Borrower on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and such extensions or renewals as may be reasonably requested by the Borrower. Notwithstanding any provision of this Agreement to the contrary, the Borrower shall be entitled to withhold or cause withholding, and no amount shall be payable under Section 2.8, to the extent such amount would otherwise be payable as the result of such participant's or assignee's failure to deliver the forms required by this paragraph (c) on a timely basis.

          (d) Notwithstanding anything contained herein to the contrary, the Lender hereby agrees (i) to maintain the confidentiality of the information relating to the business and operations of the Originators and the Borrower as the Borrower, the Originators or the Servicer may from time to time disclose to the Lender and (ii) not to duplicate, disclose or distribute such information to any Person other than its directors, officers, representatives (including its accountants, attorneys and agents) and employees who are directly participating in the administration of the transactions contemplated by the Operative Agreements; provided, however, that the Lender may disclose any such information (i) if in the reasonable judgment of the Lender, such disclosure is required under any requirement of applicable law, rule or regulation or compliance by the Lender with any binding requirements of any regulatory body having jurisdiction over the Lender, (ii) if such information has become available to the public other than as a result of a disclosure by or through the Lender, (iii) if such information was available to the Lender on a non-confidential basis prior to its disclosure to the Lender hereunder, (iv) if the Lender should be required in connection with any legal or regulatory proceeding to disclose such information (including pursuant to court order or subpoena) or (v) to its liquidity or credit providers under any Liquidity Agreement, which agrees in writing to maintain the confidentiality of such information in accordance with this paragraph (d), or a rating agency rating the securities of the Lender; provided, however, that in the case of any instance set forth in clause (i) or (iv) above, the Lender will, to the extent practicable, inform the Borrower of its intention to make any such disclosure prior to (and, to the extent reasonably practicable, three (3) days prior to) making any such disclosure. The Borrower authorizes the Lender to disclose, to any assignee or participant or proposed assignee or participant referred to in Section 9.5(b) any and all financial information in its possession concerning the Originator, the Borrower and their affiliates which has been delivered to it by or on behalf of such Person pursuant to this Loan Agreement or any Operative Agreement or which has been delivered to it by or on behalf of such Person in connection with its credit evaluation of the Originators, the Borrower and their Affiliates prior to becoming a party to this Loan Agreement, provided, that such assignee or participant shall first have agreed in writing to be bound by the provisions of this Section 9.5(d).

          (e) Notwithstanding anything contained herein to the contrary, without the prior written consent of the Lender, the Borrower hereby agrees (i) to maintain the confidentiality of this Loan Agreement and the other Operative Agreements and the information relating to the business and operations of the Lender as the Lender may from time to time disclose to the Borrower and (ii) not to duplicate, disclose or distribute this Loan Agreement or any other Operative Agreement or any such information to any Person other than its directors, officers, representatives (including its accountants, attorneys and agents), employees, and Affiliates who are directly participating in the administration of the transactions contemplated by the Operative Agreements; provided, however, that the Borrower may disclose any such information (i) if in the reasonable judgment of the Borrower such disclosure is required under any requirement of applicable law, rule or regulation or compliance by the Borrower with any binding requirements of any regulatory body, including any securities exchange, having jurisdiction over the Borrower, (ii) if such information has become available to the public other than as a result of a disclosure by or through the Borrower, (iii) if such information was available to the Borrower on a non-confidential basis prior to its disclosure to the Borrower hereunder, (iv) if the Borrower should be required in connection with any legal or regulatory proceeding to disclose such information (including pursuant to court order or subpoena), or (v) if upon advice of counsel, the disclosure of such information shall be reasonably necessary or desirable in connection with any litigation; provided, however, that in the case of any instance set forth in clause (i) or (iv) above, the Borrower will, to the extent practicable, inform the Lender of its intention to make any such disclosure prior to (and, to the extent reasonably practicable, three (3) days prior to) making any such disclosure.

          (f) The Lender shall not grant to any assignee or participant the right to consent to any amendment or waiver entered into in accordance with subsection 9.1 except for any such amendment or waiver which would reduce the amount or extend the due date of any principal of or interest on the Note.

          9.6 Termination. This Loan Agreement shall terminate upon payment in full of all outstanding principal, interest and other amounts due hereunder; provided, however, that to the extent that the Borrower or any Obligor makes a payment to the Lender or the Lender exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Borrower, such Obligor, a trustee, a receiver or any other Person under any law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of the proviso to this Section
9.6 shall survive the termination of this Loan Agreement. Notwithstanding anything herein to the contrary, in the event that any Originator shall cease to be directly or indirectly wholly-owned by Essex International, such Originator shall, from and after the date on which it so ceases to be directly or indirectly wholly-owned by Essex International, cease to be an "Originator" for purposes of this Loan Agreement and the Sales and Servicing Agreement; provided, however, that such Originator's liability for any obligations under any Operative Agreement which are accrued through such date on which it ceases to be directly or indirectly wholly-owned by Essex International shall continue.

          9.7 Counterparts. This Loan Agreement may be executed by one or more of the parties to this Loan Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.8 Severability. Any provision of this Loan
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.9 Integration. This Loan Agreement represents the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.

          9.10 GOVERNING LAW. THIS LOAN AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.11 SUBMISSION TO JURISDICTION WAIVERS. EACH OF THE
PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION
OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM
OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN
SUBSECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE
OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;
AND

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT
TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          9.12 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Operative Agreements;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Lender and the Borrower is solely that of debtor and creditor; and

          (c) no joint venture exists between the Borrower and the Lender.

          9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN
ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT
OR THE NOTE OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          9.14 No Bankruptcy Petition Against Lender. The Borrower covenants and agrees that it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          9.15 No Recourse. The obligations of the Lender under this Loan Agreement are solely the corporate obligations of the Lender. No recourse shall be had for the payment of any amount owing in respect to this Loan Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Loan Agreement against any stockholder, employee, officer, director or incorporator of the Lender or against Mellon Bank, N.A. or any stockholder, employee, officer, director, incorporator or affiliate thereof.

          9.16 No Recourse Against the Borrower's Stockholders. The obligations of the Borrower under this Loan Agreement are solely the corporate obligations of the Borrower. No recourse shall be had for the payment of any amount owing in respect to this Loan Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Loan Agreement against any stockholder, employee, officer, director or incorporator of the Borrower or an Affiliate thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered in New
York, New York by their proper and duly authorized officers as of the day and year first above written.

                         ESSEX FUNDING INC.


                         By:  /S/ David A. Owen
                            --------------------------------
                            Name:  David A. Owen
                            Title: Vice President, Treasurer


                         THREE RIVERS FUNDING CORPORATION


                         By:  /s/ Stewart L. Cutler
                            --------------------------------
                                  Authorized Signatory

                                                          SCHEDULE 1
                                                     to the Loan Agreement

                   LOCK-BOXES/LOCK BOX-BANKS


1.   Harris Trust and Savings Bank
     Attention:  Remittance Processing Division, 311/7
     P.O. Box 755
     Chicago, Illinois  60690
     Account No. _________________
     ABA No. ________________

     Lock-Box No.               Business Unit

     71010                      Magnet Wire
     71144                      Wire and Cable
     71248                      Automotive
     71264                      Essex Brownell
     71306                      US Samica
     71785                      Cable Communications
     71934                      Triangle
     95356                      Appliance Wire
     95481                      Diamond
     95876                      HandiWire
     95691                      Interstate Industries Inc.

                                               EXHIBIT A
                                        to the Loan Agreement

                         [Form of Note]

$150,000,000                                April   , 1998

          FOR VALUE RECEIVED, the undersigned, upon the terms and the conditions set forth in the Loan Agreement (as such term is hereinafter defined), hereby promises to pay to the order of THREE RIVERS FUNDING CORPORATION (the "Lender"), the principal sum which is the lesser of One Hundred Fifty Million Dollars ($150,000,000) and the aggregate unpaid principal amount from time to time outstanding of all Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Loan Agreement, in immediately available funds and in lawful money of the United States of America on the Commitment Expiration Date, and to pay interest on the unpaid balance of said principal sum from time to time outstanding, from the date hereof until the principal sum shall be paid in full, in like funds and money, at the office of the Lender as shall be designated by the Lender, at the rates of interest and at such times as provided in said Loan Agreement.

          This promissory note is the Note referred to in the Loan Agreement dated as of April 29, 1998 (as the same may from time to time be amended, the "Loan Agreement"), between the undersigned and the Lender, to which Loan Agreement reference is made for a description of the rights of prepayment, the Events of Termination and the rights of acceleration of maturity upon the occurrence of an Event of Termination. All advances made by the Lender to the undersigned pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note (provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the undersigned under this Note in respect of any such advance).

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                 ESSEX FUNDING INC.


                                 By:
                                    --------------------------
                                    Name:
                                    Title:

             [REVERSE OF NOTE OR SCHEDULE THERETO]


          This Note evidences Loans made by the Lender under
Section 2.1 of the Loan Agreement dated as of April 29, 1998, as from time to time amended, between ESSEX FUNDING INC. and the Lender, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

                  PRINCIPAL     PRINCIPAL      PRINCIPAL
                   AMOUNT      AMOUNT PAID      BALANCE
DATE               LOANED      OR PREPAID     OUTSTANDING

                                                    EXHIBIT B
                                             to the Loan Agreement


                 [Form of Initial Loan Request]


Three Rivers Funding Corporation
c/o Merrill Lynch Money Markets Inc.
World Financial Center - North Tower
250 Vesey Street
New York, New York  10281

Attention:  Mr. Stewart L. Cutler


Ladies and Gentlemen:

          This Initial Loan Request is delivered to you pursuant to Section 2.3 of the Loan Agreement dated as of April 29, 1998 (as such Loan Agreement may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement") between Essex Funding Inc. (the "Borrower") and Three Rivers Funding Corporation (the "Lender"). Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

          The Borrower hereby requests that a Loan be made on ________________, 199_, in the principal amount of $___________.

          The Borrower hereby certifies and affirms that (i) the representations and warranties of the Borrower set forth in each Operative Document are on the date hereof true and correct in all material respects as if made on and as of each such date, except to the extent such representation or warranty specifically relates to an earlier date, (ii) no Unmatured Event, Event of Termination or, to the knowledge of the Borrower, Servicer Event of Default has occurred and is continuing on the date hereof or shall have occurred and be continuing on the date of the proposed Loan, and (iii) after giving effect to the making of the Loan requested hereby, the aggregate principal amount of all Loans outstanding will not exceed the lesser of (A) the Borrowing Base and (B) the Commitment.

          The Borrower agrees that if, prior to the time that the Loan requested hereby is made, any matter affirmed herein shall no longer be true and correct, it will promptly so notify the Lender. Except to the extent, if any, that prior to the time that the Loan requested hereby is made the Lender shall receive written notice to the contrary from the Borrower, each matter affirmed herein shall be deemed once again to be affirmed as true and correct in all material respects as of the date of such Loan as if then made, except to the extent such representation or warranty specifically relates to an earlier date.

          Please wire transfer the proceeds of the requested Loan to the account(s) of the following Persons at the financial institution(s) indicated below:

Amount to be       Person to be Paid       Name, Address, etc.
Transferred      Name        Account No.   of Payee Bank

$-----------   ----------    -----------   ------------------
                                           ------------------
                                           ABA #_____________
                                           Attention: _______

$----------    ----------    -----------   ------------------
                                           ------------------
                                           ABA #_____________
                                           Attention: _______

          The Borrower has caused this Initial Loan Request to be executed and delivered, and the affirmations and warranties contained herein to be made, by its duly authorized officer this ____ day of __________, 199_.

                                 ESSEX FUNDING INC.


                                 By:
                                    -------------------------
                                    Name:
                                    Title:

cc:  Mellon Financial Markets, Inc.
     One Mellon Bank Center - Room 0400
     Pittsburgh, Pennsylvania 15258-0001
     Attention:  Mr. Jonathan F. Widich

                                                     EXHIBIT C
                                              to the Loan Agreement

               [Form of Borrowing Base Certificate]

[GRAPHIC OMITTED]

H. All of the Eligible Receivables included above are subject to security interest granted pursuant to the Loan and Security Agreement.

I. The undersigned has examined the amounts and calculations set forth herein and such amounts are true, complete and correct in all respects as of the date hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate on this ____ day of ____________,
199_.


                               ----------------------------
                               Title:____________________

                                                     EXHIBIT D-1
                                               to the Loan Agreement

         [Form of Enforceability and Perfection Opinion]

                                                     EXHIBIT D-2
                                               to the Loan Agreement

         [Form of True Sale and Nonconsolidation Opinion]

                                                     EXHIBIT E
                                               to the Loan Agreement

                   [Form of Lock-Box Agreement]